===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE COCA-COLA COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                 [LOGO OF THE COCA-COLA COMPANY APPEARS HERE]
                               ATLANTA, GEORGIA

M. DOUGLAS IVESTER
CHAIRMAN OF THE BOARD
         AND
CHIEF EXECUTIVE OFFICER


                                                                  March 5, 1999

Dear Share Owner:

  We cordially invite you to attend the Annual Meeting of Share Owners, which will be held on Wednesday, April 21, 1999, at 9:00 a.m., local time, in Wilmington, Delaware.

  The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

                               ITEM                            RECOMMENDED VOTE
                               ----                            ----------------
     1. Election of four Directors,                                  FOR
     2. Reapproval of the Company's Long-Term Performance
        Incentive Plan,                                              FOR
     3. Reapproval of the Company's Executive Performance
        Incentive Plan,                                              FOR
     4. Approval of the Company's 1999 Stock Option Plan, and        FOR
     5. Ratification of Ernst & Young LLP as independent
        auditors                                                     FOR

  We have also included a proxy statement that contains more information about these items and the meeting.

  If you plan to attend the meeting, please mark the appropriate box on your proxy card to help us plan for the meeting. You will need an admission card to attend the meeting, which you can obtain as follows:

  . If your shares are registered in your name, you are a share owner of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting.

  . If your shares are in the name of your broker or bank, your shares are held in street name. You will need to ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting so that we can verify your ownership of Company stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

  Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All share owners can vote by written proxy card. All share owners of record and many street name share owners also can vote by proxy via touchtone telephone from the U.S. and Canada, using the toll-free telephone number on your proxy card, or via the Internet using the instructions on your proxy card. And share owners may vote in person at the meeting, as described above.

                                                 /s/ M. Douglas Ivester

                                                  M. Douglas Ivester

                 [LOGO OF THE COCA-COLA COMPANY APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

  The Annual Meeting of Share Owners of The Coca-Cola Company, a Delaware corporation (the "Company"), will be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on Wednesday, April 21, 1999, at 9:00 a.m., local time. The purposes of the meeting are:

    1. To elect four Directors to serve until the 2002 Annual Meeting of Share Owners,

    2. To reapprove the Company's Long-Term Performance Incentive Plan,

    3. To reapprove the Company's Executive Performance Incentive Plan,

    4. To approve the Company's 1999 Stock Option Plan,

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1999 fiscal year, and

    6. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

  The Board of Directors set February 22, 1999, as the record date for the meeting. This means that owners of Company Common Stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of share owners of the Company as of the close of business on February 22, 1999, for inspection during normal business hours from April 7 through April 20, 1999, at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware. This list will also be available at the meeting.

                                      By Order of the Board of Directors

                                      Susan E. Shaw
                                      Secretary

Atlanta, Georgia
March 5, 1999

  EACH SHARE OWNER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A SHARE OWNER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                            ATLANTA, GEORGIA 30313

                                                                  March 5, 1999

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 21, 1999

  The Board of Directors of The Coca-Cola Company (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 1999 Annual Meeting of Share Owners of the Company. The meeting will be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 21, 1999, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

  A share owner can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting.

  The mailing address of the principal executive offices of the Company is One Coca-Cola Plaza, Atlanta, Georgia 30313. The date on which this Proxy Statement and form of proxy are first being sent or given to share owners is March 5, 1999.

  All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the meeting in accordance with the directions given in the proxy. Below is a list of the different votes share owners may cast at the meeting pursuant to this solicitation.

  . In voting on the election of four Directors to serve until the 2002
   Annual Meeting of Share Owners, share owners may vote in one of the three following ways:

     (1) in favor of all nominees,

     (2) withhold votes as to all nominees, or

     (3) withhold votes as to specific nominees.

  . In voting on the reapproval of the Long-Term Performance Incentive Plan, the reapproval of the Executive Performance Incentive Plan, the approval of the 1999 Stock Option Plan, and the ratification of the appointment of Ernst & Young LLP as independent auditors, share owners may vote in one of the three following ways:

     (1) in favor of the proposal,

     (2) against the proposal, or

     (3) abstain from voting on the proposal.

Share owners should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all nominees, FOR the proposal to reapprove the Long-Term Performance Incentive Plan, FOR the proposal to reapprove the Executive Performance Incentive Plan, FOR the proposal to approve the 1999 Stock Option Plan, and FOR the proposal to ratify the appointment of Ernst & Young LLP.

  Directors will be elected by a plurality. All other proposals will require approval by a majority of the votes cast by the holders of the shares of Company Common Stock voting in person or by proxy at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

  The telephone and Internet voting procedures are designed to authenticate share-owners' identities, to allow share owners to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by owners holding registered shares or shares held under certain Company plans who are interested in voting via telephone or the Internet are set forth on the proxy card. In many cases, street name holders also may vote via telephone or the Internet by following instructions provided by their broker or bank.

  Only owners of record of shares of Company Common Stock at the close of business on February 22, 1999, are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Company Common Stock held. On February 22, 1999, there were 2,466,516,967 shares of Company Common Stock issued and outstanding.

                             ELECTION OF DIRECTORS

                                   (ITEM 1)

BOARD OF DIRECTORS

  The Directors are divided into three classes, each class serving for a period of three years, which has been the practice of the Company since 1945. The share owners elect approximately one-third of the members of the Board of Directors annually. The terms of Cathleen P. Black, Warren E. Buffett, M. Douglas Ivester and Susan B. King will expire at the 1999 Annual Meeting, and each has been nominated to stand for reelection at the meeting to hold office until the 2002 Annual Meeting of Share Owners and his or her successor is elected and qualified.

  Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR CATHLEEN P. BLACK, WARREN E. BUFFETT, M. DOUGLAS IVESTER AND SUSAN B. KING AS DIRECTORS TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING OF SHARE OWNERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR ALL OF THE NOMINEES UNLESS SHARE OWNERS SPECIFY A CONTRARY CHOICE IN THEIR PROXY.

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2002
-------------------------------------------------------------------------------

                 CATHLEEN P. BLACK                        Director since 1993
                 New York, New York                       Age 54

[Photo of        Ms. Black has been President, Hearst Magazines, a unit of The
Cathleen P.      Hearst Corporation, a major media and communications company,
Black]           since November 1995, and a director of The Hearst Corporation since January 1996. Until that time she served as President and Chief Executive Officer of Newspaper Association of
                 America, a newspaper industry organization, since May 1991.
                 She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October
                 1993. She is a director of International Business Machines
                 Corporation.

                 Member of the Audit and Public Issues Review Committees of
                 the Board of Directors of the Company.
-------------------------------------------------------------------------------

                 WARREN E. BUFFETT                        Director since 1989
                 Omaha, Nebraska                          Age 68

[Photo of        Mr. Buffett is Chairman of the Board of Directors and Chief
Warren E.        Executive Officer of Berkshire Hathaway Inc., a diversified
Buffett]         holding company, and has held these positions for more than the past five years. He is also a director of The Gillette
                 Company and The Washington Post Company.

                 Member of the Audit and Finance Committees of the Board of Directors of the Company.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 M. DOUGLAS IVESTER                       Director since 1994
                 Atlanta, Georgia                         Age 51

[Photo of        Mr. Ivester was elected Chairman of the Board of Directors
M. Douglas       and Chief Executive Officer of the Company on October 23,
Ivester]         1997. He served as President, Chief Operating Officer and a
                 Director of the Company from July 1994 to October 1997 and as President of the North America Business Sector of the Company from September 1991 until elected to the positions of Executive Vice President and Principal Operating
                 Officer/North America effective April 1993. He is a director of Georgia-Pacific Corporation, SunTrust Banks, Inc.,
                 SunTrust Bank, Atlanta and SunTrust Banks of Georgia, Inc.

                 Chairman of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                 SUSAN B. KING                            Director since 1991
                 Durham, North Carolina                   Age 58

[Photo of        Ms. King has been Leader in Residence, Hart Leadership
Susan B. King]   Program, Sanford Institute of Public Policy, Duke University,
                 a program for the development and advancement of leadership and management skills in the public and private sectors, since January 1995. She was Senior Vice President - Corporate
                 Affairs of Corning Incorporated from March 1992 through April
                 1994, and served as President of Corning's Steuben Glass division from 1987 to March 1992. She is a director of Guidant Corporation.

                 Member of the Compensation Committee (including its
                 Restricted Stock and Stock Option Subcommittees) and the Public Issues Review Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                   INCUMBENT DIRECTORS -- TERM EXPIRING 2001

-------------------------------------------------------------------------------

                 HERBERT A. ALLEN                         Director since 1982
                 New York, New York                       Age 59

[Photo of        Mr. Allen is President, Chief Executive Officer and Managing
Herbert A.       Director of Allen & Company Incorporated, a privately held
Allen]           investment banking firm, and has held these positions for
                 more than the past five years.

                 Chairman of the Compensation Committee and a member of the Executive and Finance Committees of the Board of Directors of the Company.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 JAMES D. ROBINSON III                    Director since 1975
                 New York, New York                       Age 63

[Photo of        Mr. Robinson is Chairman and Chief Executive Officer of RRE
James D.         Investors, LLC, a private venture investment firm and
Robinson III]    Chairman of Violy, Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He previously served as Chairman and Chief Executive Officer of American Express
                 Company from 1977 to 1993. He is a director of Bristol-Myers
                 Squibb Company, Cambridge Technology Partners, First Data
                 Corporation and Concur Technologies, Inc.

                 Chairman of the Committee on Directors and a member of the Public Issues Review Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                 PETER V. UEBERROTH                       Director since 1986
                 Newport Beach, California                Age 61

[Photo of        Mr. Ueberroth has been an investor and Managing Director of
Peter V.         The Contrarian Group, Inc., a management company, since 1989.
Ueberroth]       He is a director of Ambassadors International, Inc., CB
                 Richard Ellis Services, Inc., Promus Hotel Corporation and
                 Transamerica Corporation.

                 Chairman of the Audit Committee and a member of the Compensation Committee (including its Restricted Stock and Stock Option Subcommittees) of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                   INCUMBENT DIRECTORS -- TERM EXPIRING 2000

-------------------------------------------------------------------------------

                 RONALD W. ALLEN                          Director since 1991
                 Atlanta, Georgia                         Age 57

[Photo of        Mr. Allen is a consultant to and advisory director of Delta
Ronald W.        Air Lines, Inc., a major U.S. air transportation company. He
Allen]           retired as Delta's Chairman of the Board of Directors,
                 President and Chief Executive Officer in July 1997, and had been its Chairman of the Board of Directors and Chief
                 Executive Officer since 1987. He is a director of Aaron
                 Rents, Inc.

                 Member of the Executive Committee and the Committee on Directors of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                 DONALD F. MCHENRY                        Director since 1981
                 Washington, D.C.                         Age 62

[Photo of        Mr. McHenry is Distinguished Professor in the Practice of
Donald F.        Diplomacy at the School of Foreign Service, Georgetown
McHenry]         University, and a principal owner and President of The IRC
                 Group, LLC, a New York City and Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a director of AT&T Corporation, BankBoston
                 Corporation, International Paper Company and SmithKline
                 Beecham plc.

                 Chairman of the Public Issues Review Committee and a member of the Audit Committee and the Committee on Directors of the Board of Directors of the Company.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                 SAM NUNN                                 Director since 1997
                 Atlanta, Georgia                         Age 60

[Photo of        Mr. Nunn has been a partner in the law firm of King &
Sam Nunn]        Spalding since January 1997. He served as a member of the
                 United States Senate from 1972 through 1996. He is a director of General Electric Company, National Service Industries,
                 Inc., Scientific-Atlanta, Inc., Texaco Inc. and Total System
                 Services, Inc.

                 Member of the Executive and Finance Committees of the Board
                 of Directors of the Company.
-------------------------------------------------------------------------------

                 PAUL F. OREFFICE                         Director since 1985
                 Lake Tahoe, Nevada                       Age 71

[Photo of        Mr. Oreffice retired as Chairman of the Board of Directors of
Paul F.          The Dow Chemical Company in 1992, which position he had held
Oreffice]        for more than five years.

                 Member of the Finance Committee and the Compensation
                 Committee (including its Restricted Stock and Stock Option Subcommittees) and the Committee on Directors of the Board of Directors of the Company.
-------------------------------------------------------------------------------

                 JAMES B. WILLIAMS                        Director since 1979
                 Atlanta, Georgia                         Age 65

[Photo of        Mr. Williams retired in March 1998 as Chairman of the Board
James B.         of Directors and Chief Executive Officer of SunTrust Banks,
Williams]        Inc., a bank holding company, which positions he had held for more than the past five years. He continues to serve as a director and Chairman of the Executive Committee of SunTrust
                 Banks, Inc. and is also a director of Genuine Parts Company, Georgia-Pacific Corporation, Rollins, Inc., RPC, Inc. and
                 Sonat Inc.

                 Chairman of the Finance Committee and a member of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

  The following table sets forth information regarding beneficial ownership of Company Common Stock by each Director, the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group, all as of February 22, 1999.

                                                  AGGREGATE NUMBER   PERCENT OF
                                                     OF SHARES       OUTSTANDING
NAME                                             BENEFICIALLY OWNED  SHARES/18/
----                                             ------------------  -----------
Herbert A. Allen................................      9,368,875/1/         *
Ronald W. Allen.................................         13,194/2/         *
Cathleen P. Black ..............................         15,541/3/         *
Warren E. Buffett...............................    200,004,396/4/       8.1%
Susan B. King...................................         12,915/5/         *
Donald F. McHenry...............................         29,023/6/         *
Sam Nunn........................................          2,039/7/         *
Paul F. Oreffice................................        109,252/8/         *
James D. Robinson III...........................         16,298/9/         *
Peter V. Ueberroth..............................         88,605/10/        *
James B. Williams...............................    106,053,931/11/      4.3%
M. Douglas Ivester..............................      5,334,915/12/        *
Jack L. Stahl...................................      1,282,326/13/        *
Douglas N. Daft.................................        969,748/14/        *
James E. Chestnut...............................        437,379/15/        *
Ralph H. Cooper.................................      1,031,801/16/        *
All Directors and Executive Officers as a
 Group (25 Persons) ............................    329,575,298/17/     13.4%

--------
  * Less than 1% of issued and outstanding shares of Company Common Stock.
  /1/ Includes 2,347,920 shares owned by Allen & Company Incorporated ("ACI"). Also includes 21,000 shares owned by Allen Capital International L.P. and 149,000 shares owned by Allen Capital L.P., each of which is an affiliate of ACI's parent company, 258,938 shares which represent Mr. Allen's children's interests in a partnership and 74,478 shares owned by his children; Mr. Allen has disclaimed beneficial ownership of such shares. Does not include 200,000 shares held by ACI's pension plan, over which he does not have voting or investment power. Also includes 1,851 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /2/ Includes 2,000 shares owned by Mr. Allen's wife and 300 shares owned by her children; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 894 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /3/ Includes 10,000 shares jointly owned with Ms. Black's husband. Also includes 5,341 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /4/ Shares owned indirectly through subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 31.5% by Mr. Buffett and three trusts of which he is trustee but in which he has no beneficial interest and 2.4% by his wife. Also includes 4,396 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /5/ Includes 915 phantom shares accrued under Ms. King's account under the Deferred Compensation Plan for Non-Employee Directors.
  /6/ Includes 410 shares owned by Mr. McHenry's grandchildren. Also includes 3,107 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /7/ Includes 1,039 phantom shares accrued under Mr. Nunn's account under the Deferred Compensation Plan for Non-Employee Directors.
  /8/ Includes 1,019 shares owned by Mr. Oreffice's wife. Also includes 5,731 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.

  /9/ Does not include 4,617,880 shares owned by three trusts of which Mr. Robinson is a beneficiary. Also includes 4,298 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /10/ Includes 22,000 shares owned by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares owned by his wife, 8,000 shares held by a foundation of which he is one of six directors and 12,000 shares held by an investment trust for his children. Also includes 15,605 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /11/ Includes 90,139,562 shares owned by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,844,700 shares owned by a foundation of which he is one of three trustees. Also includes 19,669 phantom shares accrued under the Deferred Compensation Plan for Non-Employee Directors.
  /12/ Includes 104,456 shares credited to Mr. Ivester's accounts under The Coca-Cola Company Thrift & Investment Plan, 1,950,000 shares which are subject to transfer restrictions and one share owned by his wife. Also includes 2,400,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.
  /13/ Includes 38,637 shares credited to Mr. Stahl's accounts under The Coca-Cola Company Thrift & Investment Plan, 406,000 shares which are subject to transfer restrictions, 46,884 shares owned by his wife and 2,863 shares owned by his children. Does not include 3,200 shares owned by a trust of which he is a beneficiary. Also includes 538,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.
  /14/ Includes 4,686 shares credited to Mr. Daft's accounts under The Coca-Cola Company Thrift & Investment Plan, 200,000 shares which are subject to transfer restrictions and 15,000 shares held by a foundation of which he is sole trustee. Also includes 418,667 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999. Also includes 239 shares owned by his son and 55,200 shares held by two trusts of which his wife is sole trustee; Mr. Daft has disclaimed beneficial ownership of such shares.
  /15/ Includes 2,596 shares credited to Mr. Chestnut's accounts under The Coca-Cola Company Thrift & Investment Plan, 137,500 shares which are subject to transfer restrictions, 1,500 shares owned by his wife and 900 shares owned by his children. Also includes 273,301 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.
  /16/ Includes 57,394 shares credited to Mr. Cooper's accounts under The Coca-Cola Company Thrift & Investment Plan, 190,000 shares which are subject to transfer restrictions, 800 shares owned by one of his children and 17,942 shares held in trusts for his children. Also includes 357,334 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999.
  /17/ Includes 5,568,610 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 1999. Includes the phantom units listed in the above footnotes.
  /18/ Phantom units accrued under the Deferred Compensation Plan for Non-Employee Directors and shares which may be acquired upon the exercise of options are not counted as outstanding shares in calculating these percentages.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and related regulations of the Securities and Exchange Commission (the "SEC") require the Company's executive officers and directors and certain persons who own more than ten percent of Company Common Stock to file reports of their ownership of Company Common Stock with the SEC and the New York Stock Exchange (the "NYSE"). The regulations also require these persons to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company's review of the copies of those reports received and written representations from each such person who did not file an annual report with the SEC (Form 5) that no annual report was due, the Company believes that all filing requirements applicable to such persons have been complied with in 1998, except that James E. Chestnut, Senior Vice President, filed a late Form 4 Report of Changes in Beneficial Ownership of Securities with the SEC and the NYSE disclosing the acquisition of 150 shares of Company Common Stock.

PRINCIPAL SHARE OWNERS

  Set forth in the table below is information as of December 31, 1998 with respect to persons known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding stock:

                                                      NUMBER OF SHARES      PERCENT
                  NAME AND ADDRESS                   BENEFICIALLY OWNED     OF CLASS
                  ----------------                   ------------------     --------
   Berkshire Hathaway Inc./1/                           200,000,000           8.1%
    1440 Kiewit Plaza
    Omaha, Nebraska 68131
   SunTrust Banks, Inc./2/                              151,135,261           6.1%
    303 Peachtree Street
    Atlanta, Georgia 30308

--------
  /1/ Berkshire Hathaway Inc., a diversified holding company, has informed the Company that certain of its subsidiaries hold an aggregate of 200,000,000 shares of Company Common Stock. The capital stock of Berkshire Hathaway Inc. is beneficially owned 31.5% by Warren E. Buffett and three trusts of which he is a trustee but in which he has no beneficial interest and 2.4% by his wife. All of such shares of the Company are included in the share ownership of Mr. Buffett disclosed in the table of beneficial ownership of securities above.
  /2/ SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed the Company that, as of December 31, 1998, certain subsidiaries of SunTrust held either individually or in various fiduciary and agency capacities an aggregate of 151,135,261 shares, of which 102,868,765 shares, or 4.17% of Company Common Stock, are held in various fiduciary and agency capacities as to which SunTrust and certain of its subsidiaries may be deemed beneficial owners, but as to which SunTrust and such subsidiaries disclaim any beneficial interest. SunTrust Bank, Atlanta owns individually 25,373,952 shares of Company Common Stock, SunTrust Banks of Georgia, Inc. owns individually 12,212,544 shares of Company Common Stock and Preferred Surety Corporation, a direct subsidiary of SunTrust Banks of Georgia, Inc. and an indirect subsidiary of SunTrust, owns individually 10,680,000 shares of Company Common Stock as to which SunTrust may be deemed a beneficial owner. Of the shares held in fiduciary or agency capacities, such subsidiaries of SunTrust have sole voting power with respect to 85,601,605 shares, shared voting power with respect to 12,617,774 shares, sole investment power with respect to 55,489,634 shares and shared investment power with respect to 32,587,735 shares. As to the shares described above, SunTrust has further informed the Company that 93,774,124 of such shares, or 3.8% of Company Common Stock, are held in various fiduciary and agency capacities by SunTrust Bank, Atlanta, which is a direct subsidiary of SunTrust Banks of Georgia, Inc. and an indirect subsidiary of SunTrust.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS AND COMPENSATION OF DIRECTORS

  In accordance with the By-Laws of the Company, the Board of Directors has established an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and a Public Issues Review Committee. All committees except the Executive Committee are composed entirely of outside Directors. The members of each Committee are indicated on pages 2 through 5 of this Proxy Statement.

  The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except, to the extent prohibited by law, amending the By-Laws of the Company or adopting or recommending to the share owners of the Company any matter required by the Delaware General Corporation Law to be submitted to share owners for approval. The Executive Committee did not meet in 1998.

  The Finance Committee reviews and recommends to the Board of Directors the policies of the Company formulated by management with respect to the financial affairs and accounting policies of the Company. The Finance Committee has oversight of the budget and all of the financial operations of the Company. The Finance Committee met five times in 1998.

  The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met three times in 1998.

  The Compensation Committee reviews and approves all salary arrangements and other remuneration for officers of the Company. It or its subcommittees also are responsible for review of certain benefit plans and for administration of the Stock Option Plans, the Long-Term Performance Incentive Plan, the Executive Performance Incentive Plan and the Restricted Stock Award Plans. The Compensation Committee met four times in 1998, the Stock Option Subcommittee met four times and the Restricted Stock Subcommittee met three times.

  The Committee on Directors recommends to the Board of Directors candidates for election to the Board of Directors. It also reviews matters relating to potential conflicts of interest and Directors' fees and retainers. The Committee on Directors will consider recommendations for nominees for directorships submitted by share owners. The Committee on Directors met three times in 1998. Share owners who wish the Committee on Directors to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee in care of the Company's Secretary at the Company's principal executive offices.

  The Public Issues Review Committee reviews Company policy and practice relating to significant public issues of concern to share owners, the Company, the business community and the general public. The Public Issues Review Committee met once in 1998.

  In 1998, the Board of Directors held six meetings and Committees of the Board of Directors held a total of 16 meetings. Overall attendance at such meetings was 97%. All of the Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which they served during 1998.

  Officers of the Company who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. During 1998, outside Directors received an annual retainer fee of $50,000, and $1,500 for each Board meeting or Committee meeting attended. The chairman of each Committee received an additional annual retainer fee of $5,000. In October 1998, the Directors' compensation programs were amended to provide that, effective as of January 1, 1999, non-management Directors' compensation would consist of an annual retainer of $125,000, payable $50,000 in cash and $75,000 in share units accrued to the existing or new account of each Director under the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), plus a $3,000 committee chairman fee and a $1,000 meeting attendance fee.

  Also effective as of January 1, 1999, the Directors' Retirement Plan was terminated and account balances were vested. The vested account balances were credited in share units to the existing or new account of each Director under the Deferred Compensation Plan. The former Directors' Retirement Plan provided that all Directors who were not employees of the Company and who, upon their retirement from the Board of Directors, (i) had served at least five years on the Board of Directors, and (ii) were at least 55 years old on the date of such retirement, would be entitled to an annual retirement benefit equal to the annual retainer then payable to the Directors.

  The Deferred Compensation Plan provides that outside Directors may elect to defer receipt of all or part of their annual cash retainer fee until a date or dates no earlier than the year following the year in which they leave the Board. Under this plan, retainer fees may be deferred in phantom shares of Company Common Stock, which accrue phantom dividends on those phantom shares, or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank, Atlanta while phantom shares appreciate (or depreciate) as would an actual share of stock purchased on the deferral date. After a participant's service as a Director terminates, cash deferrals will be paid in cash, and phantom share deferrals will be paid in shares of Company Common Stock.

  In addition, the Company provides certain insurance benefits to members of the Board of Directors who are not employees of the Company, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on Company business. The Company also provides health and dental coverage. Costs to the Company for all such benefits for 1998 totaled $37,491.

  In 1998, the Company entered into a one-year agreement with The IRC Group, LLC ("IRC"), a company of which Donald F. McHenry, a Director of the Company, is President and a principal owner. Under this agreement, IRC provides consulting services to the Company on international affairs and business activities and is paid $185,000. The Company expects to use the services of IRC in 1999.

CERTAIN TRANSACTIONS

  James B. Williams, a Director of the Company, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a director and Chairman of the Executive Committee of SunTrust. Subsidiary banks of SunTrust engage in ordinary course of business banking transactions with the Company and its subsidiaries, including the making of loans on customary terms, for which the Company paid fees totaling $466,200 in 1998. SunTrust Bank, Atlanta, a subsidiary of SunTrust, has extended a $100 million line of credit and a letter of credit to the Company, for which the Company paid fees totaling $89,400 in 1998. SunTrust Bank, Atlanta also holds equipment leases under which the Company paid $288,400 in 1998 for the lease of trailers used to haul syrup. A SunTrust subsidiary leases office space in a building owned by a Company subsidiary and located at 711 Fifth Avenue, New York, New York. A subsidiary of the Company acquired that building in 1982 as an incidental part of a much larger transaction. In 1998, the Company subsidiary was paid $296,000 and will be paid an estimated $297,000 in 1999 under the terms of the current lease. In the opinion of management, the terms of such banking and credit arrangements and lease are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

  Warren E. Buffett, a Director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and the major share owner of Berkshire Hathaway Inc. ("Berkshire Hathaway"). In 1998, the Company paid $295,500 to a Berkshire Hathaway subsidiary for leased office space. Berkshire Hathaway also holds a significant equity interest in American Express Company. In 1998, the Company paid fees for credit card memberships, business travel and other services in the ordinary course of business to subsidiaries of that company.

  Sam Nunn is a partner in the law firm King & Spalding. King & Spalding rendered legal services to the Company and its subsidiaries in 1998 and is expected to render services to the Company and its subsidiaries in 1999.

  James D. Robinson III is Chairman of Violy, Byorum & Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. This firm provided advisory services to the Company and its subsidiaries in 1998 in connection with a proposed transaction and is expected to render services to the Company and its subsidiaries in 1999.

  See "Committees of the Board of Directors; Meetings and Compensation of Directors" on pages 8-10 and "Compensation Committee Interlocks and Insider Participation" on page 21.

                            EXECUTIVE COMPENSATION

  The following tables and narrative text discuss the compensation paid in 1998 and the two prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM COMPENSATION
                                                        -------------------------------------
                                                                       SECURITIES
                                ANNUAL COMPENSATION     RESTRICTED     UNDERLYING             ALL OTHER
                             --------------------------    STOCK       OPTIONS/SAR    LTIP     COMPEN-
NAME AND PRINCIPAL POSITION  YEAR   SALARY    BONUS/2/   AWARDS/3/      AWARDS(#)  PAYOUTS/5/ SATION/6/
---------------------------  ---- ---------- ---------- -----------    ----------- ---------- ---------
M. Douglas Ivester           1998 $1,250,000 $1,500,000 $16,875,000/4/        0    $  702,000 $142,799
 Chairman of the             1997    856,250  2,000,000   8,840,625/4/        0     1,072,855  102,857
 Board and Chief             1996    725,000  1,200,000   7,387,500/4/        0       797,877   85,530
 Executive Officer/1/

Jack L. Stahl                1998    465,000    275,000   2,700,000/4/        0       429,300   61,716
 Senior Vice                 1997    452,250    315,000           0      87,000       659,547   61,663
 President                   1996    422,000    300,000           0      90,000       659,547   54,356

Douglas N. Daft              1998    415,250    275,000   2,700,000/4/        0       351,900   33,749
 Senior Vice                 1997    385,000    315,000           0      87,000       440,568   31,941
 President                   1996    364,583    285,000           0      95,000       440,568   23,070

James E. Chestnut            1998    365,000    275,000   2,531,250/4/        0       351,900   28,125
 Senior Vice                 1997    338,750    300,000     707,250/4/   55,000       544,968   18,413
 President                   1996    307,500    275,000   1,477,500/4/   60,000            NA   16,125

Ralph H. Cooper              1998    374,583    225,000   2,025,000/4/        0       277,200   30,579
 Senior Vice                 1997    360,000    250,000           0      50,000       440,568   29,091
 President                   1996    332,500    215,000           0      55,000       440,568   24,344


--------
  /1/ Mr. Ivester was elected Chairman of the Board and Chief Executive Officer of the Company on October 23, 1997, and such event is reflected in the compensation amounts disclosed for 1997. Prior to that time, Mr. Ivester served as President and Chief Operating Officer of the Company.

  /2/ The amounts in the Bonus column for 1998 for Messrs. Ivester, Stahl, Daft and Chestnut were discretionary awards granted by the Compensation Committee in consideration of the contributions of these executive officers during 1998. Amounts in that column for 1997 and 1996 for Messrs. Ivester and Daft included both discretionary awards and awards under the Executive Performance Incentive Plan and for Messrs. Stahl and Chestnut were awards under the Executive Performance Incentive Plan. Under the Executive Performance Incentive Plan approved by the share owners of the Company in 1994, cash awards are made to participants based upon the individual's contributions to the improvement of operating results, growth, profitability and efficient operation of the Company. Awards are paid to participants annually during the year following the plan year after certification of performance goals. In the event of a change in control, participants earn the right to receive awards equal to the target percentage of their annual salaries as if their performance goals had been met, prorated to reflect the number of months a participant was employed in the plan year. No awards were made to any executives under the Executive Performance Incentive Plan for 1998. The amounts in the Bonus column for Mr. Cooper for 1998, 1997 and 1996 were awards under the Annual Incentive Performance Plan ("Annual Plan"). Under the Annual Plan (which does not cover any executive who is selected to participate in the Executive Performance Incentive Plan), the Compensation Committee uses economic profit growth, unit case volume and personal performance measures to determine awards.

  /3/ Share owners should be aware that the Company's restriction periods are significantly longer than those customarily found in restricted stock award plans. For example, restrictions on one named executive officer's first award under the 1983 Restricted Stock Award Plan will not lapse, assuming he does not die or become disabled and that no change in control occurs, for a minimum of 22 years and a maximum of 32 years from the date of grant.

  Under the 1983 Restricted Stock Award Plan, restrictions on awards granted prior to 1991 to executive officers lapse when the recipient retires, becomes disabled or dies, or upon a change in control. Currently, restrictions on awards granted to executive officers in and after 1991 pursuant to the 1983 Restricted Stock Award Plan and awards granted pursuant to the 1989 Restricted Stock Award Plan lapse when the recipient retires at or after age 62 on a date which is at least five years from the award date, becomes disabled or dies, or upon a change in control.

  The shares awarded under these plans have been adjusted, as necessary, to reflect the 2-for-1 stock splits that occurred on May 1, 1996, May 1, 1992 and May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986. Under these plans, Mr. Ivester was originally awarded 689,000 shares, which, adjusted for such stock splits, at the end of 1998 aggregated 1,950,000 shares (value at year end equaled $130,650,000, which is 328% of the value at grant dates); Mr. Stahl was originally awarded 112,000 shares, which, adjusted for such stock splits, at the end of 1998 aggregated 406,000 shares (value at year end equaled $27,202,000, which is 396% of the value at grant dates); Mr. Daft was originally awarded 95,000 shares, which, adjusted for such stock splits, at the end of 1998 aggregated 200,000 shares (value at year end equaled $13,400,000, which is 205% of the value at grant dates); Mr. Chestnut was originally awarded 108,500 shares, which, adjusted for such stock splits, at the end of 1998 aggregated 137,500 shares (value at year end equaled $9,212,500, which is 142% of the value at grant dates); and Mr. Cooper was originally awarded 70,000 shares, which, adjusted for such stock splits, at the end of 1998 aggregated 190,000 shares (value at year end equaled $12,730,000, which is 281% of the value at grant dates). The restricted stock was awarded pursuant to the 1983 Restricted Stock Award Plan and the 1989 Restricted Stock Award Plan.

  Dividends on all stock awards are paid at the same rate as paid to all share owners. The 1983 Restricted Stock Award Plan provides for the Company to make cash payments to recipients of awards made under these plans in amounts equal to the recipients' income tax liability on these awards when the restrictions lapse. Receipt of these cash payments also causes recipients to incur income tax liability, but no cash payments are made to the recipients to offset this liability. No cash payments for reimbursement of any income tax liability are provided under the 1989 Restricted Stock Award Plan.

  /4/ These restricted stock awards were made pursuant to the 1989 Restricted Stock Award Plan. Thus, as was discussed in footnote 3, all income taxes resulting from these awards are the responsibility of the recipient.

  /5/ Includes the entire amount of the awards for the three-year periods ending December 31, 1998, 1997 and 1996, respectively, although one-half of each such amount is subject to forfeiture if the recipient leaves the employ of the Company prior to December 31, 2000, and December 31, 1999, respectively, except by reason of retirement, death or disability or unless pursuant to a change in control.

  /6/ For 1998, includes for Mr. Ivester: $4,800 contributed by the Company to The Coca-Cola Company Thrift & Investment Plan (the "Thrift Plan," described below), $117,411 accrued under The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Plan," described below), and $20,588 in above-market interest credited on amounts deferred under the Company's 1986 Compensation Deferral and Investment Program (the "CDIP," described below); for Mr. Stahl:
$4,800 contributed by the Company to the Thrift Plan, $36,328 accrued under the Supplemental Plan, and $20,588 in above-market interest credited on amounts deferred under the CDIP; for Mr. Daft: $4,800 contributed by the Company to the Thrift Plan and $28,949 accrued under the Supplemental Plan; for Mr. Chestnut: $4,800 contributed by the Company to the Thrift Plan, and $23,325 accrued under the Supplemental Plan; and for Mr. Cooper: $4,800 contributed by the Company to the Thrift Plan, and $25,779 accrued under the Supplemental Plan.

  The Thrift Plan is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986. The Company contributes to each participant's account maintained under the Thrift Plan an amount of Company stock equal to 100% of the participant's contributions to the Thrift Plan but not more than 3% of (a) the participant's earnings or (b) $160,000 for 1998, whichever is lower.

  The Supplemental Plan provides a benefit to any eligible individual for whom the 3% matching contribution would otherwise be in excess of the maximum permitted under the Thrift Plan. The difference between the theoretical Company matching contribution under the Thrift Plan for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been purchased for the participant's account in the absence of the IRS limitation on participant earnings of $160,000 for 1998. The value of the accumulated theoretical shares, including dividends, is paid in cash to the individual at termination of employment. A participant will forfeit all rights to future benefits under the Supplemental Plan if the participant engages in competition with the Company following termination of employment.

  The CDIP permitted salaried employees of the Company and certain of its subsidiaries whose base annual salary was at least $50,000, to defer, on a one-time basis, up to $50,000 of the compensation earned between May 1986 and April 1987. Effective January 1, 1998, the rate was set at 14% per annum. At enrollment, each participant elected a method of distribution either (a) as a level annuity payable from the date of retirement until attainment of age 80, or (b) split between pre-retirement payments commencing no earlier than 1993 and a level annuity payable from the date of retirement until attainment of age 80. Participants are allowed to make a one-time election to defer the commencement of monthly annuity payments until the earlier of age 65 or death. This election is, generally, only effective if the participant terminates employment at least one year after making the election and after reaching early retirement age under the Company's pension plan. If a participant terminates employment prior to early retirement age, the amounts credited, generally, will be paid out in a lump sum in cash when the participant no longer is an employee of the Company or of any participating subsidiary.

  OPTION AWARDS: No option awards were made to Mr. Ivester and the other four most highly compensated executive officers in 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES/1/

                                                         NUMBER OF    VALUE OF UNEXERCISED
                                                        SECURITIES        IN-THE-MONEY
                                                        UNDERLYING        OPTIONS/SARS
                                                        UNEXERCISED      AT FY-END ($)
                                                      OPTIONS/SARS AT      (BASED ON
                                                        FY-END (#)       $67 PER SHARE)
                    SHARES ACQUIRED                    EXERCISABLE/       EXERCISABLE/
NAME                  ON EXERCISE   VALUE REALIZED/2/  UNEXERCISABLE     UNEXERCISABLE
----                --------------- --------------    --------------- --------------------
M. Douglas Ivester      599,260      $36,994,939/3/      2,400,000/       $106,483,750/
                                                                 0                   0

Jack L. Stahl           248,000       15,229,499/4/        518,832/         18,461,521/
                                                            78,168             838,604

Douglas N. Daft          40,000        3,010,312/5/        398,445/         15,933,246/
                                                            79,555             863,754

James E. Chestnut           --               --            260,523/          8,409,382/
                                                            50,277             545,751

Ralph H. Cooper           8,792          518,041/6/        345,667/         14,741,245/
                                                            45,833             498,427

--------
  /1/ The share numbers, and market and exercise prices have been adjusted, as necessary, for the 2-for-1 stock splits that occurred on May 1, 1996, May 1, 1992 and May 1, 1990.
  /2/ An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Company Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.
  /3/ The exercise price of the stock option was $4.64063, which is equal to the fair market value of a share of Company Common Stock on the date of grant, which was July 21, 1988.
  /4/ The exercise prices of the stock options were $4.64063 for 200,000 shares and $5.35156 for 48,000 shares, which is equal to the fair market value of a share of Company Common Stock on the grant dates, which were July 21, 1988 and November 23, 1988, respectively.
  /5/ The exercise price of the stock option was $9.30469, which is equal to the fair market value of a share of Company Common Stock on the date of grant, which was March 21, 1990.
  /6/ The exercise price of the stock option was $4.64063, which is equal to the fair market value of a share of Company Common Stock on the date of grant, which was July 21, 1988.

            LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR/1/

                                        PERFORMANCE    ESTIMATED FUTURE PAYOUTS/2/
                           NUMBER OF     OR OTHER        UNDER NON-STOCK PRICE-
                         SHARES, UNITS PERIOD UNTIL            BASED PLANS
                           OR OTHER    MATURATION OR -------------------------------
NAME                        RIGHTS        PAYOUT     THRESHOLD   TARGET    MAXIMUM
----                     ------------- ------------- --------- ---------- ----------
M. Douglas Ivester......   1,375,000      3 years    $343,750  $1,375,000 $2,406,250
Jack L. Stahl...........     488,000      3 years     122,000     488,000    854,000
Douglas N. Daft.........     488,000      3 years     122,000     488,000    854,000
James E. Chestnut.......     391,000      3 years      97,750     391,000    684,250
Ralph H. Cooper.........     311,000      3 years      77,750     311,000    544,250

--------
  /1/ Effective January 1, 1982, and as amended and approved in 1994 by share owners of the Company, the Company has established a Long-Term Performance Incentive Plan. The Compensation Committee, which administers the plan, awards incentive compensation to certain executive and senior officers of the Company. The Committee determines a base for each participant. The base is calculated on the participant's salary grade midpoint and level of responsibility, for a three-year plan period, and the base cannot be increased for that period. The Committee also sets a matrix which contains the target levels for the two performance measures: "Growth in Unit Case Sales" and "Growth in Economic Profit." Actual awards are determined after the end of the three-year period and range from 0% to 175% of the participant's base. The plan is not based on the price of Company Common Stock. Subject to continued employment of the participant, unless death, disability or retirement occurs, one-half of each award earned is paid at the close of each three-year performance period. Payment of the other half of each award, the "Restricted Award," is deferred for two years and is subject to forfeiture if the participant's employment with the Company terminates for any reason other than death, disability, retirement or a change in control of the Company during such two-year period. The participant is entitled to accrue interest on the Restricted Award during such two-year period, calculated at rates not in excess of prevailing market interest rates. Upon a change in control of the Company, all awards or portions of awards earned up until such date become fully vested and payable, and additional payments will be made in an amount equal to the participant's liability for any taxes attributable to such payments.

  /2/ The threshold amount is equal to .25 times the targeted payout, and if actual Company performance falls below certain parameters, no payouts are made. The target amount is earned if specified performance targets are achieved. The maximum amount that can be earned is 1.75 times the targeted amount.

                              PENSION PLAN TABLE

  ASSUMED AVERAGE ANNUAL           YEARS OF CREDITED SERVICE WITH THE COMPANY
COMPENSATION FOR FIVE-YEAR   ------------------------------------------------------
PERIOD PRECEDING RETIREMENT   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
---------------------------  ---------- ---------- ---------- ---------- ----------
        $  500,000           $  175,000 $  200,000 $  225,000 $  250,000 $  275,000
         1,000,000              350,000    400,000    450,000    500,000    550,000
         1,500,000              525,000    600,000    675,000    750,000    825,000
         2,000,000              700,000    800,000    900,000  1,000,000  1,100,000
         2,500,000              875,000  1,000,000  1,125,000  1,250,000  1,375,000
         3,000,000            1,050,000  1,200,000  1,350,000  1,500,000  1,650,000
         3,500,000            1,225,000  1,400,000  1,575,000  1,750,000  1,925,000
         4,000,000            1,400,000  1,600,000  1,800,000  2,000,000  2,200,000
         4,500,000            1,575,000  1,800,000  2,025,000  2,250,000  2,475,000
         5,000,000            1,750,000  2,000,000  2,250,000  2,500,000  2,750,000

  This table sets forth the annual retirement benefits payable under the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan," described below), the retirement portion of the Supplemental Plan and The Coca-Cola Company Key Executive Retirement Plan (the "Key Executive Plan," described below) upon retirement at age 65 or later based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 1999. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

  Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Awards under the Long-Term Performance Incentive Plan are also included in the computation of benefits under the Retirement Plan, the Key Executive Plan and the Supplemental Plan. Company contributions received under the Thrift Plan and Supplemental Plan are not included in the calculation of the named executive's compensation for purposes of the pension benefit.

  The Retirement Plan is a tax-qualified defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of (a) the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years of credited service) or (b) $160,000 for 1998 (the limit set by the Internal Revenue Code of 1986), whichever is lower, times the employee's years of credited service. Age requirements for early retirement and benefit reductions for early retirement are reduced for participants who terminate for any reason within two years after a change in control. The term "compensation" includes salary, overtime, commissions and performance incentive awards of the participants.

  The Supplemental Plan also provides a benefit to eligible persons whenever 100% of their pension benefits under the Retirement Plan are not permitted to be funded or paid through that plan because of limits imposed by the Internal Revenue Code of 1986. Those limitations in 1998 include a maximum annual benefit at age 65 of $125,000. If a participant terminates employment before early retirement age (for any reason other than death), the participant will forfeit the portion of the Supplemental Plan pension benefit attributable to credited service after December 31, 1993, unless the Compensation Committee of the Board of Directors decides otherwise. In addition, a participant will forfeit all rights to future pension benefits under the Supplemental Plan if the participant competes against the Company following termination of employment. If a participant is entitled to a pension benefit from the Retirement Plan because of termination of employment for any reason within two years after a change in control, then the change in control provisions in the Retirement Plan will apply to the calculation of the participant's pension benefit under the Supplemental Plan. These vested benefits are payable on termination of employment.

  The Key Executive Plan provides certain executive and other key senior officers of the Company annually, upon retirement, 20% of the average pay, including awards pursuant to the Long-Term Performance Incentive Plan, for the five highest consecutive years out of the employee's last eleven years of credited service, increased 1% for each year of vested service with the Company up to a maximum of 35 years (i.e., up to 55%). The amount any participant will receive under the Key Executive Plan will be reduced, dollar for dollar, by amounts payable under the Retirement Plan. Eligibility for early retirement benefits under the Key Executive Plan starts when the participant has completed ten years of service with the Company and is 55 years old, or when the participant reaches age 60. Normal retirement benefits may commence when the participant reaches age 65. These vested benefits are payable on termination of employment. If a participant should die prior to retirement, his or her surviving spouse will receive accrued benefits under the Key Executive Plan, less any other survivor income benefits payable under the Retirement Plan. There is also a benefit to a participant's surviving spouse if the participant dies after retirement. A participant will forfeit all rights to future benefits under the Key Executive Plan if the participant competes against the Company following termination of employment. In the event of a change in control, all benefits accrued to participants would immediately vest and, if a participant's employment terminates within two years after a change in control, his or her benefits would be paid in cash in a lump sum. In certain cases, such benefits are calculated assuming continuation of employment to the first date on which the employee would have satisfied the eligibility requirements with assumed increases of 8% per annum in covered compensation. Also in such event, the Company will pay the employee an additional amount equal to the liability, if any, under Section 4999 of the Internal Revenue Code of 1986 attributable to lump sum payments under the Key Executive Plan.

  The respective years of credited service as of December 31, 1998, for the persons named in the Summary Compensation Table are as follows: Mr. Ivester,
19.2 years; Mr. Stahl, 19.5 years; Mr. Daft, 22.3 years; Mr. Chestnut, 26.4 years; and Mr. Cooper, 28.9 years.

  The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of The Coca-Cola Company and its Subcommittees on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
  THE COCA-COLA COMPANY, S&P 500 INDEX AND FOOD, BEVERAGE AND TOBACCO GROUPS

                                 TOTAL RETURN
                     STOCK PRICE PLUS REINVESTED DIVIDENDS


                        [PERFORMANCE GRAPH APPEARS HERE]

                          THE
MEASUREMENT PERIOD        COCA-COLA          THE              FOOD, BEVERAGE
(FISCAL YEAR ENDING)      COMPANY            S&P 500          AND TOBACCO*
--------------------      ---------          -------          --------------
Measurement PT -
12/31/93                  $100               $100             $100

FYE 12/31/94              $117               $101             $106
FYE 12/31/95              $172               $139             $149
FYE 12/31/96              $246               $171             $178
FYE 12/31/97              $314               $228             $236
FYE 12/31/98              $318               $293             $262


* Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

  Anheuser-Busch Companies, Inc., Brown-Forman Corporation, Adolph Coors Company, Coca-Cola Enterprises Inc., PepsiCo, Inc., Whitman Corporation, Archer-Daniels-Midland Company, Bestfoods, Campbell Soup Company, ConAgra, Inc., Dole Food Company, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, Nabisco Holdings Corp., The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Tyson Foods, Inc., Wm. Wrigley Jr. Company, Philip Morris Companies Inc., Universal Corporation and UST Inc.

  The Wall Street Journal periodically changes the companies reported as a part of the Food, Beverage and Tobacco Groups of companies. At the time the Company's 1998 Proxy Statement was published, the Groups excluded Tyson Foods, Inc., which is now included, and CPC International, Inc., which is now reported as Bestfoods.

  The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1993.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS OF THE COCA-COLA COMPANY
                AND ITS SUBCOMMITTEES ON EXECUTIVE COMPENSATION

  In accordance with rules adopted in 1992 by the Securities and Exchange Commission, as amended in 1993, the Compensation Committee of the Board of Directors of The Coca-Cola Company and related subcommittees (the
"Committees") offer this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

  The Company's primary objective is to maximize share-owner value over time. To accomplish this objective, the Company has adopted a comprehensive business strategy. The overall goal of the Committees is to develop executive compensation policies and practices which are consistent with and linked to the Company's strategic business objectives.

  There are certain principles to which the Committees adhere in structuring the compensation packages of executive officers. They are as follows:

    LONG-TERM AND AT-RISK FOCUS: The majority of pay for senior executive officers should be composed of long-term, at-risk pay to focus management on the long-term interests of share owners. Less emphasis is placed on base salary, annual incentives and employee benefits.

    EQUITY ORIENTATION: Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and share-owner interests. Consistent with this philosophy, the Company encourages and in some cases requires executives to hold stock delivered through equity-based plans.

    MANAGEMENT DEVELOPMENT: To support the Board of Directors in fulfilling its responsibility of identifying future business leaders, compensation opportunities should be structured to attract and retain those individuals who can maximize the creation of share-owner value. The compensation structure supports the Company's philosophy of moving potential leaders throughout the system, exposing them to many types of markets and operations.

    COMPETITIVENESS: The Company emphasizes total compensation opportunities and focuses less attention on the competitive posture of each component of compensation. The development of at-risk pay policies is driven more by Company strategy than by competitive practice. Over time, the level of the Company's competitiveness in compensation opportunities is based heavily on the Company's stock price performance relative to other large companies. In line with this principle, current total compensation competitiveness is targeted in the top quartile of the range of total compensation of a comparator group of companies described in the next section of this report.

  These principles apply to compensation policies for all executive officers, and there is no differentiation in application to officers named in the compensation table, other executive officers or other key individuals covered by the executive compensation plans of the Company. Further, the Committees do not follow the principles in a mechanical fashion; rather, the Committees use experience and judgment in determining the mix of compensation for each individual. The Committees believe that current compensation practices and levels meet the principles described herein.

  These principles have guided executive compensation practices since the early 1980's, and the Committees believe the performance of the Company during this period validates the appropriateness of the principles.

  The sections that follow illustrate these principles.

COMPONENTS OF EXECUTIVE COMPENSATION

  The four primary components of executive compensation are:

    .  Base Salary

    .  Annual Incentives

    .  Long-Term Incentives

    .  Benefits

  Each category is offered to key executives in various combinations, structured in each case to meet varying business objectives, and to cumulatively provide a level of total compensation in the top (fourth) quartile of the range of total compensation offered by a comparator group. The companies selected for comparison of total compensation differ from those included in the Performance Graph in an earlier section of this Proxy Statement because the Company seeks talent from a broader group of companies than the Food, Beverage and Tobacco Groups against which performance is compared.

  Total compensation comparators are selected by screening large public companies for such performance characteristics as profit growth and return on equity. Those companies exhibiting leadership in the performance measures over sustained periods are selected as benchmarks for the Company's total compensation standards.

  The philosophy underlying each category is discussed herein.

  BASE SALARY. Base salary for the executive officer group is targeted within the third quartile of the range for the comparator group. Increases in base salary are at competitive levels but occur at frequencies ranging from 15 months to 36 months, depending upon performance, time in job, level of pay, participation in other long-term compensation programs and other factors. The lag between increases in base pay is designed to ensure that focus remains on the long-term portion of the total compensation package. Increases in base pay are determined by individual performance rather than Company performance, and are based on subjective evaluations of all factors.

  Base salary for Mr. Ivester was not increased in 1998. Mr. Ivester's last increase was in November 1997 and reflected his being named Chairman of the Board.

  With individual variation, base pay for the executive officer group generally falls within the targeted third quartile. Mr. Ivester's base pay falls in the lower portion of the third quartile.

  ANNUAL INCENTIVES. The Company has maintained the Annual Performance Incentive Plan, and adopted the Executive Performance Incentive Plan effective January 1, 1994. Executive officers may be selected for participation in either, but not both, of these plans. For those executive officers participating in the Executive Performance Incentive Plan, the Compensation Committee reserves the right to grant discretionary bonuses based on subjective evaluation of each executive officer's individual performance. Each plan is described below.

    ANNUAL PERFORMANCE INCENTIVE PLAN. Target annual incentives are established for certain key executives, including participating executive officers. The actual award is based on economic profit growth, unit case volume increases and personal performance, and may be greater or less than the target annual incentive. Below a threshold level of performance, no awards may be granted. Generally, economic profit growth and unit case volume increases are weighted higher than personal performance, but the weightings may be adjusted to take into account unusual circumstances. Opportunities are targeted within the third quartile of the range of the comparator group.

    EXECUTIVE PERFORMANCE INCENTIVE PLAN. This plan was approved by share owners in 1994. The Committees may approve some or all of the executive officers for participation in this plan each year, and executive officers selected for participation are not eligible for participation in the Annual Performance Incentive Plan. Target annual incentives are established for each approved executive officer. The award is based on earnings per share gain, unit case volume increases and change in share of soft drink sales, and may be greater or less than the target annual incentive set under this plan. Nearly 95% of the award is determined from equal weightings on volume growth and earnings per share, with the remaining amount determined by market share change. Payments from this plan are intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m) of the Internal Revenue Code of 1986. Opportunities are targeted within the third quartile of the range of the comparator group.

    Competitive 1998 annual incentive data is not yet available. Measured against historical competitive standards, cumulative annual incentives paid to executive officers generally fell within the targeted third quartile, with individual variation.

    Mr. Ivester earned an annual incentive award of $1,500,000 for 1998, all of which was paid as a discretionary award. The award reflects both the Company's performance in 1998 and the Committee's confidence in Mr. Ivester's leadership in difficult times.

  LONG-TERM INCENTIVES. Long-term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long-term incentives utilized for executive officers, including stock options, restricted stock and long-term incentive plans with cash awards. In any given year, an executive officer may be offered participation in a single plan or in a combination of plans.

  As framed by the guiding principles listed earlier, the Company targets a level of total compensation for executive officers in the top (fourth) quartile of the comparator group range. Because base salary and annual incentives are targeted within the third quartile, the compensation focus for executive officers is clearly on long-term incentives. The scope of long-term incentive opportunities targeted for each executive officer is determined first by the difference between the desired level of total compensation and the combined amount of base salary, employee benefits and annual incentives. The actual long-term incentive amount is influenced by both individual and Company performance.

  Factors which influence decisions regarding what form of long-term incentives to grant to a particular executive officer include individual performance, tenure with the Company, history of past grants, time in current job and level of, or significant changes in, responsibility. These subjective criteria are used for determining grant type for all executive officers.

  In keeping with the principles set forth at the beginning of this report, in 1996 the Compensation Committee established stock ownership guidelines for officers and key employees of the Company. The guidelines for stock ownership range from stock worth two to ten times base salary, depending on job level, and are particularly aggressive compared to guidelines set by other companies. Only stock purchased by the individual is considered for purposes of meeting the ownership guidelines. Stock granted as matching contributions in the Thrift Plan or as restricted stock is not considered in measuring compliance with the guidelines. Penalties in the form of reduced future option grants may be applied to those who do not meet the guidelines within five years of becoming covered by the guidelines.

  Each form of long-term incentive is discussed below.

    RESTRICTED STOCK. The Restricted Stock Award Plans are designed to focus executives, including executive officers, on the long-term performance of the Company for the duration of their careers. Contrary to competitive practice, grants of restricted shares are subject to forfeiture until retirement, death, disability or a change in control. In addition, grants made after July 1991 are forfeited if separation from the Company occurs before age 62 and before five years have elapsed from the date of the grant. These features result in the Company's ability to retain, throughout their entire careers, those individuals who are key to the creation of share-owner value.

    In 1998, Mr. Ivester was granted 250,000 shares of restricted stock, his only form of equity grant, as a reflection of his performance and effective leadership of the Company. Executive officers, as a group, received 555,000 shares of restricted stock in 1998.

    STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options only have value if the stock price appreciates in value from the date the options are granted.

    Approximately 8,200 employees received option grants in 1997. This number grew to approximately 8,900 in 1998. The number of persons eligible to receive options continues to expand. As recently as 1992, stock options were granted to only 1,900 employees.

    Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of share owners.

    In 1998, Mr. Ivester did not receive stock options.

    LONG-TERM PERFORMANCE INCENTIVE PLAN. The Long-Term Performance Incentive Plan is a three-year performance plan. The two performance measures in the current plan are unit case volume growth and growth in economic profit. The plan, as amended and submitted for share-owner approval, includes those two performance measures plus two additional performance measures--operating profit margin and share of sales--and provides that the Committee may, at the beginning of a performance period, designate two or more of such measures to apply in calculating long-term incentive awards for such period. The Compensation Committee believes that these factors are the key contributors, over time, to the creation of share-owner value. Below a threshold level of performance, no awards can be earned. Restrictions are attached on one-half of any award earned for two years after the end of the performance period. The role of this plan is to maintain executive focus on the drivers of the business at all times, regardless of periodic distortions in the capital markets caused by external factors.

    Mr. Ivester earned an award of $702,000 for the performance period ended December 31, 1998. Actual growth in unit case volume and economic profit for the three-year period determined the amount of this award, which fell below the middle of the spectrum of potential awards.

  BENEFITS. Benefits offered to key executives serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to key executives are largely those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

  TAX COMPLIANCE POLICY. A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. If certain conditions are met, including the removal of positive discretion in the determination of individual rewards, compensation may be excluded from consideration of the $1 million limit. The policy of the Committees related to this Act is to establish and maintain a compensation program which maximizes the creation of long-term share-owner value.

  In 1994, share owners approved the Executive Performance Incentive Plan and a revised Long-Term Performance Incentive Plan, both of which meet the conditions necessary for exclusion from consideration of non-deductibility. Both plans are being presented to share owners for approval again in 1999 as required to maintain the deductibility of compensation paid pursuant to such plans. The Company's Stock Option Plan by its terms meets the necessary conditions, and the new 1999 Stock Option Plan is being submitted for share-owner approval so that it will also meet the necessary conditions. The actions taken evidence the approach of the Committees to comply with the intent of this Act. It must be noted, however, that the Committees are obligated to the Board and the share owners of the Company to recognize and reward performance which increases the value of the Company. Accordingly, the Committees will continue to exercise discretion in those instances where the mechanistic approaches necessary under tax law considerations would compromise the interests of share owners.

  SUBCOMMITTEES. Based on requirements of various tax and securities rules and regulations, two subcommittees of the Compensation Committee (the Restricted Stock Subcommittee and the Stock Option Subcommittee) met and took action in 1998.

  SUMMARY. The Committees believe the executive compensation policies and programs described in this report serve the interests of the share owners and the Company. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with share-owner expectations. The Committees caution that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, share-owner expectations.

                                          Herbert A. Allen, Chairman
                                          Susan B. King
                                          Paul F. Oreffice
                                          Peter V. Ueberroth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Company is composed entirely of the four outside Directors named as signatories to the Compensation Committee report above, as was the case during fiscal 1998. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the CEO, other executive officers or the Company, other than his or her directorship.

  Herbert A. Allen, who serves as Chairman of the Compensation Committee of the Company's Board of Directors, is President, Chief Executive Officer and a Managing Director of Allen & Company Incorporated ("ACI") and a principal share owner of ACI's parent. ACI has leased and subleased office space since 1977 in the building located at 711 Fifth Avenue, New York, New York. A subsidiary of the Company acquired that building in 1982 as an incidental part of a much larger transaction. The current lease, as modified from time to time, was entered into in 1985. In 1998, ACI paid approximately $2.4 million under the lease and it is expected that ACI will pay a similar amount in 1999 under the terms of the current lease. In the opinion of management, the terms of the lease, as modified, are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of its execution.

                          CERTAIN INVESTEE COMPANIES

  The Company currently holds approximately 40% of the issued and outstanding shares of Coca-Cola Enterprises Inc. ("Coca-Cola Enterprises"), approximately 43% of the issued and outstanding shares of Coca-Cola Amatil Limited ("Coca-Cola Amatil"), and approximately 50.5% of the issued and outstanding shares of Coca-Cola Beverages plc ("Coca-Cola Beverages") (Coca-Cola Enterprises, Coca-Cola Amatil and Coca-Cola Beverages are referred to as the "Investee Companies").

CERTAIN TRANSACTIONS WITH THE INVESTEE COMPANIES

  James B. Williams, a Director of the Company, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a director and Chairman of the Executive Committee of SunTrust. Subsidiary banks of SunTrust engaged in ordinary course of business banking transactions in 1998, and are expected to engage in similar transactions in 1999, with Coca-Cola Enterprises and its subsidiaries, including the making of loans on customary terms, for which fees of approximately $766,900 were paid in 1998.

  Warren E. Buffett, a Director of the Company, is Chairman of the Board of Directors, Chief Executive Officer and a major share owner of Berkshire Hathaway Inc., which company holds a significant equity interest in American Express Company. Coca-Cola Enterprises paid fees to American Express Company for credit card memberships, business travel and other services in the ordinary course of business to subsidiaries of that company.

OWNERSHIP OF SECURITIES IN THE INVESTEE COMPANIES

  The following table sets forth information regarding ownership of the stock of the Investee Companies by the Directors, the Company's five most highly compensated executive officers and the Directors and executive officers of the Company as a group who own any shares of such stock, all as of February 18, 1999.

                                                 AGGREGATE NUMBER  PERCENT OF
                                                    OF SHARES      OUTSTANDING
NAME                             COMPANY        BENEFICIALLY OWNED  SHARES/6/
----                             -------        ------------------ -----------
Herbert A. Allen......... Coca-Cola Enterprises     5,616,218/1/      1.32%
Donald F. McHenry........ Coca-Cola Enterprises         1,004           *
Peter V. Ueberroth....... Coca-Cola Enterprises         3,032/2/        *
M. Douglas Ivester....... Coca-Cola Enterprises        53,330/3/        *
                          Coca-Cola Amatil              3,125           *
                          Coca-Cola Beverages           3,125           *
Jack L. Stahl............ Coca-Cola Enterprises         3,000           *
                          Coca-Cola Amatil              3,906           *
                          Coca-Cola Beverages           3,906           *
Douglas N. Daft.......... Coca-Cola Amatil              4,618           *
                          Coca-Cola Beverages           4,520           *
James E. Chestnut........ Coca-Cola Amatil              1,367           *
                          Coca-Cola Beverages           1,337           *
Ralph H. Cooper.......... Coca-Cola Enterprises         2,000/4/        *
All Directors and
 Executive Officers as a
 Group (25 Persons)...... Coca-Cola Enterprises     5,682,502/5/      1.34%
                          Coca-Cola Amatil             13,016           *
                          Coca-Cola Beverages          29,763           *

--------
  *Less than 1% of issued and outstanding shares of common stock of the indicated entity.

  /1/Includes 5,383,400 shares owned by Allen & Company Incorporated ("ACI"). Also includes 160,518 shares which represent Mr. Allen's children's interests in a partnership and 27,000 shares owned by his children; Mr. Allen has disclaimed beneficial ownership of such shares. Does not include 105,000 shares held by ACI's pension plan over which Mr. Allen does not have voting or investment power.

  /2/Shares are owned by a trust of which Mr. Ueberroth is one of two trustees.

  /3/Includes 630 shares jointly owned with Mr. Ivester's parents and 9,950 phantom units issued under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation. Also includes 2,388 shares owned by his wife and 255 shares jointly owned by his wife and his mother-in-law; Mr. Ivester has disclaimed beneficial ownership of such shares.

  /4/Shares are owned by Mr. Cooper's wife.

  /5/Includes 1,415 shares which may be acquired upon the exercise of currently exercisable options. Includes 1,503 phantom shares as well as the phantom shares listed in the above footnotes.

  /6/Phantom units issued under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation and shares which may be acquired upon the exercise of options are not counted as outstanding in calculating these percentages.

                           PROPOSAL TO REAPPROVE THE
                     LONG-TERM PERFORMANCE INCENTIVE PLAN
                     OF THE COCA-COLA COMPANY, AS AMENDED

                                   (ITEM 2)

  The Long-Term Performance Incentive Plan of The Coca-Cola Company was approved by the share owners at the 1994 Annual Meeting. That Plan, as amended and restated (the "Long-Term Plan") is being submitted for reapproval by the share owners because reapproval by share owners every five years is required to meet the conditions necessary for the Company to exclude awards under the Long-Term Plan from the $1 million limit on the Company's deductions from federal income taxes. On February 17, 1999 the Compensation Committee recommended that the Board adopt the Long-Term Plan and on February 18, 1999 the Board of Directors adopted the Long-Term Plan and directed that the Long-Term Plan be submitted to the share owners for reapproval at the 1999 Annual Meeting. The Long-Term Plan will be reapproved upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

  The purpose of the Long-Term Plan is to advance the interests of the Company by providing a competitive level of incentive for executive officers and certain other senior officers of the Company ("Eligible Officers"), which encourages them to more closely identify with share-owner interests and to achieve financial results consistent with the Company's long range business plans. It also provides a vehicle to attract and retain key executives who are responsible for moving the business forward.

SUMMARY DESCRIPTION OF THE LONG-TERM PLAN

  The following summary of the Long-Term Plan is qualified in its entirety by the text of the Long-Term Plan, which is attached as Exhibit A. The Long-Term Plan is administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee (the "Committee") consisting of not less than two Directors of the Company.

  The major provisions of the Long-Term Plan are as follows:

    ELIGIBILITY. The Committee has full and final authority, in its discretion, to determine those Eligible Officers of the Company and its Related Companies (as defined in the Plan) to whom awards will be granted for any three-year period under the Long-Term Plan, and the other conditions of the grant of such awards. Specifically, the Committee is authorized to grant awards to any Eligible Officer of the Company, including officers who are also Directors of the Company (a maximum of approximately 20 persons).

    LIMITATION OF BENEFITS. No participant may receive an award in excess of $3,500,000 for a three-year performance period. Interest which is not "above-market" (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) may be paid on the contingent portion of an award and on any portion of an award voluntarily deferred.

    DETERMINATION OF BENEFITS. The Committee shall determine a base for each participant, calculated on the participant's salary grade midpoint and level of responsibility, for the three-year period. The base cannot be increased for that three-year period. The Committee shall also select at least two performance criteria from the following four alternatives:
  "Growth in Unit Case Sales," "Operating Profit Margin," "Share of Sales" and "Growth in Economic Profit," all according to methods specified in the Long-Term Plan. The Long-Term Plan allows the application of an independent inflation/deflation and/or exchange rate indices to the calculation of Economic Profit, to eliminate any effect of inflation/deflation or exchange rate from the calculation, if the Committee so specifies when a Performance Period is initiated. When the Committee selects the criteria, it also will indicate the target levels for performance. The actual awards are determined after the end of the three-year period and would range from 0% to 175% of the participant's base. The Committee shall certify the results of the performance measures and calculate the effects of these performance measures on the participant's base. The Committee has discretion to reduce the amount of any award or to refuse to pay any award.

    PAYMENT OF AWARDS. One-half of the award shall be paid in cash to the participant after the amount of the award for the three-year period is determined by the Committee. The second half of the award is payable in cash to the participant after two years following the end of the final year of the related performance period, provided that the award will be forfeited if the participant's employment with the Company terminates other than upon death, leave of absence, disability, retirement or change in control unless the Committee in its discretion otherwise determines.

    BENEFITS. The amounts that were awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the Long-Term Plan and to other persons participating in the plan for fiscal 1998 are as follows:

     NAME AND POSITION                       DOLLAR VALUE ($) OF TOTAL AWARD
     -----------------                       -------------------------------
     M. Douglas Ivester                                $  702,000
     Jack L. Stahl                                        429,300
     Douglas N. Daft                                      351,900
     James E. Chestnut                                    351,900
     Ralph H. Cooper                                      277,200
     Executive Group (including the persons
      named above)                                      4,062,600
     Non-Executive Director Group                               0
     Non-Executive Officer Employee Group                       0

  No amounts are payable to employees other than Eligible Officers and no amounts are payable to Directors of the Company who are not also officers.

    AMENDMENT AND TERMINATION OF THE LONG-TERM PLAN. The Committee may terminate the Long- Term Plan, may suspend the Long-Term Plan, in whole or in part from time to time, and may amend the Long-Term Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Long-Term Plan or in any award granted thereunder so long as share owner approval has been obtained if required by Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). No amendment, termination or modification of the Long-Term Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

    TERMINATION OF EMPLOYMENT. If the participant's employment terminates during a three-year performance period for any reason, other than retirement, leave of absence, death, disability or a change in control, the Committee may in its discretion determine that the participant will not be entitled to receive any award, otherwise the participant will receive a pro-rated award. Generally, the Committee anticipates that it will use its negative discretion so that those participants who choose to leave the Company during a performance period will receive no award for such period.

    Should the participant's employment terminate for any reason other than retirement, leave of absence, death or disability (or unless pursuant to a change in control) during the two-year period following the performance period, the participant forfeits the second half of the award, unless the Committee, in its discretion, decides to pay the second half of the award.

    If the participant's employment is terminated during a three-year period for death, leave of absence, disability or retirement, the Committee will award a pro-rated amount to such participant (or his/her estate). If the participant's employment is terminated by reason of retirement, leave of absence, death or disability during the two-year period, the second half of the award will be paid to such participant (or his/her estate).

    Any pro-rated amount would be paid in the year following termination whether or not the performance period has ended under the Long-Term Plan.

    CHANGE IN CONTROL. The Long-Term Plan contains a change in control provision substantially identical to that contained in several of the Company's plans, including the Executive Performance Incentive

  Plan and the 1999 Stock Option Plan. The purpose of the provision is to ensure that participants would receive amounts which they would otherwise be entitled to earn for any already commenced three-year period in the event of a change in control. The Long-Term Plan provides for the Company to reimburse participants, in the event of a change in control, for taxes payable pursuant to Section 4999 of the Code (golden parachute taxes).

    FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax laws, participants will realize ordinary income equal to the amount received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Long-Term Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Long-Term Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m).

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO REAPPROVE THE LONG-TERM PERFORMANCE INCENTIVE PLAN, AS AMENDED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                           PROPOSAL TO REAPPROVE THE
                     EXECUTIVE PERFORMANCE INCENTIVE PLAN
                     OF THE COCA-COLA COMPANY, AS AMENDED

                                   (ITEM 3)

  The Executive Performance Incentive Plan of The Coca-Cola Company was approved by the share owners at the 1994 Annual Meeting. That Plan, as amended and restated (the "Executive Plan") is being submitted for reapproval by the share owners because reapproval by share owners every five years is required to meet the conditions necessary for the Company to exclude rewards under the Executive Plan from the $1 million limit on the Company's deductions from federal income taxes. On February 17, 1999 the Compensation Committee recommended that the Board adopt the Executive Plan and on February 18, 1999 the Board of Directors adopted the Executive Plan and directed that the Executive Plan be submitted to the share owners for reapproval at the 1999 Annual Meeting. The Executive Plan will be reapproved upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

  The purpose of the Executive Plan is to promote the interests of the Company by providing incentive for participating executive officers who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

SUMMARY DESCRIPTION OF THE EXECUTIVE PLAN

  The following Summary of the Executive Plan is qualified in its entirety to the text of the Executive Plan, which is attached as Exhibit B. The Executive Plan is administered by the Compensation Committee of the Board of Directors or a subcommittee of the Compensation Committee (the "Committee") consisting of not less than two Directors of the Company.

  The major provisions of the Executive Plan are as follows:

    ELIGIBILITY. The Committee has full and final authority, in its discretion, to determine those executive officers of the Company and its affiliates to whom awards will be granted under the Executive Plan, and the other conditions of the grant of such awards. Specifically, the Committee is authorized to grant awards to any executive or senior officer of the Company (approximately 15 persons), including executive officers who are also Directors of the Company. Eligibility for participation in the Executive Plan is limited to executive and senior officers who are selected in the sole discretion of the Committee. No person is automatically entitled to participate in the Executive Plan in any plan year. Any person who is a participant in the Executive Plan will be ineligible to participate in the Annual Performance Incentive Plan of the Company for such plan year.

    LIMITATION OF BENEFITS. No participant may receive an award in excess of $3,000,000 for any performance period. Interest which is not "above-market" (as defined in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission) may be paid on any portion of an award and on any portion of an award voluntarily deferred.

    DETERMINATION OF BENEFITS. The Committee shall determine a dollar-denominated "opportunity" for each participant, based on the participant's salary and level of responsibility. The opportunity cannot be increased for the plan year. The Committee shall also determine matrices, with volume growth and changes in earnings per share of Company Common Stock from the prior year to the current year as measures, that references the Company as a whole, or other operating groups of the Company as appropriate, all in accordance with the methods set forth in the Executive Plan.

    The Committee has discretion to reduce the amount of any award or to refuse to pay any award under the Executive Plan.

    PAYMENT OF AWARDS. All awards shall be paid in cash within sixty days of the certification of performance goals and the resulting determination of the award unless the Committee has, prior to the grant of an award, received and approved, in its sole discretion, a request by a participant to defer receipt of the award in accordance with the plan.

    BENEFITS. No awards were made to the Company's Chairman and Chief Executive Officer, the other four most highly compensated executive officers, or to other current executive officers who participated in the plan, for fiscal 1998. No amounts are payable to employees other than executive and senior officers and no amounts are payable to Directors of the Company who are not also executive officers.

    AMENDMENT AND TERMINATION OF THE EXECUTIVE PLAN. The Committee may terminate the Executive Plan, in whole or in part, may suspend the Executive Plan, in whole or in part from time to time, and may amend the Executive Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Executive Plan or in any award granted thereunder so long as share owner approval has been obtained if required by Code Section 162(m). No amendment, termination or modification of the Executive Plan may in any manner affect awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such award.

    TERMINATION OF EMPLOYMENT. Should the participant's employment with the Company terminate for any reason during the plan year, other than by reason of a change in control, the participant's award shall be pro-rated to reflect the participant's actual term of service. The Committee, in its sole discretion, may reduce or refuse to pay such pro-rated award.

    CHANGE IN CONTROL. The Executive Plan contains a change in control provision substantially identical to that contained in several of the Company's plans, including the Long-Term Plan and the 1999 Stock Option Plan. The purpose of the provision is to ensure that participants would receive amounts to which they would otherwise be entitled to earn in the event of a change in control.

    FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax regulations, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Executive Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives. It is the Company's intention that the Executive Plan be constructed and administered in a manner which maximizes the deductibility of compensation for the Company under Code Section 162(m).

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO REAPPROVE THE EXECUTIVE PERFORMANCE INCENTIVE PLAN AS AMENDED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                              PROPOSAL TO APPROVE
                 THE COCA-COLA COMPANY 1999 STOCK OPTION PLAN

                                   (ITEM 4)

DESCRIPTION OF THE PLAN AND VOTE REQUIRED

  On February 17, 1999, the Stock Option Subcommittee of the Compensation Committee recommended that the Board of Directors adopt The Coca-Cola Company 1999 Stock Option Plan (the "1999 Plan"). On February 18, 1999, the Board of Directors adopted the 1999 Plan and directed that the 1999 Plan be submitted to the share owners at the 1999 Annual Meeting. The 1999 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting.

  The purpose of the 1999 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key employees. The 1999 Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the Company's employ.

  No awards will be made under The Coca-Cola Company 1991 Stock Option Plan after the 1999 Plan is approved.

SUMMARY DESCRIPTION OF THE 1999 PLAN

  The following summary of the 1999 Plan is qualified in its entirety by reference to the text of the 1999 Plan, which is attached as Exhibit C. The 1999 Plan would be administered by the Stock Option Subcommittee of the Board of Directors. Eligibility requirements for the members of the Subcommittee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor rule or regulation. The Subcommittee has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted.

  The major provisions of the 1999 Plan are as follows:

    ELIGIBILITY. The Subcommittee is authorized to grant stock options to any officer, including officers who are also Directors of the Company, and to other key employees of the Company and its Majority-Owned Related Companies (as defined in the 1999 Plan). In certain circumstances, the Committee also may grant stock options to key employees of Related Companies (as defined in the 1999 Plan).

    OPTION PRICE. The option price will be 100% of the fair market value of the Company's Common Stock on the date the option is granted. Fair market value for purposes of the 1999 Plan is the average of the high and low market price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transaction listing on the relevant date.

    DURATION OF OPTIONS. Each stock option will terminate on the date fixed by the Subcommittee, which shall be not more than (a) ten years after the date of the grant for ISOs (defined below) and (b) fifteen years after the date of grant for options that are not ISOs.

    VESTING. Options become exercisable when they have vested. The period before the options become exercisable is sometimes called the accrual period. Generally, no portion of any option is exercisable for a period of 12 months after the date of grant, and the Subcommittee specifies other vesting provisions at the time of grant. All options automatically become exercisable in full in the event of a Change in Control (as defined in the 1999 Plan, which definition is substantially identical to the definitions of Change in Control contained in the Long-Term Plan and the Executive
  Plan), death or disability of the optionee or as decided by the Subcommittee. Upon retirement options held at least one year shall become exercisable in full.

    EXERCISE PERIOD. The exercise period for ISOs (as defined below) granted under the 1999 Plan may not exceed 10 years from the date of grant and, for options that are not ISOs, 15 years from the date of grant. If an optionee's employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has six months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status affects the exercise period. The Subcommittee has the right to alter the terms of any option at grant or while outstanding pursuant to the terms of the 1999 Plan except the Option Price. The occurrence of a Change in Control while an optionee is an employee shall have no effect on the duration of the exercise period.

    PAYMENT. Payment for stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Cashless exercises are permitted, where Merrill, Lynch, Pierce, Fenner & Smith, which administers option exercises, sells some of the shares acquired upon exercise and delivers the proceeds to the Company within three business days of the exercise. Also, Company Common Stock which has been held by the optionee at least six months may be tendered in payment for the exercise price. The 1999 Plan allows U.S. taxpayers to use shares of Common Stock withheld upon exercise to satisfy U.S. federal, state and local income tax liabilities due to the exercise.

    SHARES THAT MAY BE ISSUED UNDER THE 1999 PLAN. A maximum of 120,000,000 shares of the Company's Common Stock--which number may be adjusted as described below--would be issued or transferred pursuant to stock options granted under the 1999 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will then become available for additional grants of options. The shares available represent approximately 4.865% of the Company's Common Stock issued and outstanding on February 22, 1999. The number of shares available under the 1999 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. No individual may be awarded stock options on more than 5% of the shares authorized under the 1999 Plan, as adjusted.

    ESTIMATE OF BENEFITS. The number of stock options that would be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the 1999 Plan are not currently determinable. No option awards were made to the Company's Chief Executive Officer and the four other most highly compensated executive officers in 1998. In 1998, 100,000 stock options under the 1991 Plan were granted to all current executive officers as a group and approximately 17 million options were granted to approximately 8,900 other employees, including all current officers who are not executive officers. No awards were made to Directors who are not executive officers.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE OPTIONEES

  INCENTIVE STOCK OPTIONS. Some of the options granted under the 1999 Plan may constitute "Incentive Stock Options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended

(the "Code"). Under present federal tax laws, there will be no federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under
Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO's date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or
(ii) the actual gain realized upon such disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

  NONSTATUTORY OPTIONS. Certain stock options which do not constitute ISOs ("nonstatutory options") may be granted under the 1999 Plan. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. However, the optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain, depending on the optionee's holding period.

  The federal income tax consequences described in this section are based on laws and regulations in effect on February 22, 1999, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

TERMINATION OF AND AMENDMENTS TO THE 1999 PLAN; NO REPRICING OR REPLACING OPTIONS WITHOUT A SHARE OWNER VOTE

  The Board of Directors may terminate or amend the 1999 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company's Common Stock may be allocated to the 1999 Plan, and no outstanding option may be repriced or replaced, without the approval of the share owners.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

  The average of the high and low market price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions listing for February 26, 1999, was $63.78125 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                   (ITEM 5)

  The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending

December 31, 1999, subject to ratification of this appointment by the share owners of the Company. Ernst & Young LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

  One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Share Owners, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting of Share Owners. If the share owners should not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1999 FISCAL YEAR. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL UNLESS SHARE OWNERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

                              PROXY PROCEDURE AND
                           EXPENSES OF SOLICITATION

  The Company will continue its long-standing practice of holding the votes of all share owners in confidence from the Company, its Directors, officers and employees except: (1) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (2) in case of a contested proxy solicitation; (3) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (4) to allow the independent inspectors of election to certify the results of the vote. The Company will also continue, as it has for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

  All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged Georgeson & Company to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

  Directors, officers and employees of the Company may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

                            SHARE-OWNERS' PROPOSALS

  Proposals of share owners intended to be presented at the 2000 Annual Meeting of Share Owners must be received by the Company on or before November 2, 1999, to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

  According to the By-Laws of the Company, a proposal for action to be presented by any share owner at an annual or special meeting of share owners shall be out of order unless specifically described in the Company's notice to all share owners of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman of the Board of Directors and received at the principal executive offices of the Company at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for share-owner action.

                               OTHER INFORMATION

  Management does not know of any items other than those referred to in the accompanying Notice of Annual Meeting of Share Owners which may properly come before the meeting or other matters incident to the conduct of the meeting. Should the election of any person as a Director in place of a nominee named in this proxy statement who becomes unable to serve or for good cause will not serve properly come before the meeting, the proxies received will be voted for substitute nominee(s) designated by the Board of Directors or if no such substitute nominees are designated by the Board of Directors then in accordance with the discretion of the proxy holders. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

  The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

                                          Susan E. Shaw
                                          Secretary

Atlanta, Georgia
March 5, 1999

                               ----------------

  THE ANNUAL REPORT TO SHARE OWNERS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHARE OWNERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                               ----------------

                                                                      EXHIBIT A

                     LONG-TERM PERFORMANCE INCENTIVE PLAN
                           OF THE COCA-COLA COMPANY

               as amended and restated effective April 21, 1999

SECTION 1. PURPOSE

  The purpose of the Long-Term Performance Incentive Plan of The Coca-Cola Company (the "Plan") is to advance the interests of The Coca-Cola Company (the "Company") by providing a competitive level of incentive for eligible senior executives which will encourage them to more closely identify with share-owner interests and to achieve financial results consistent with the Company's long range business plans. It will also provide a vehicle to attract and retain key executives who are responsible for moving the business forward.

SECTION 2. ADMINISTRATION

  The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee") consisting of not less than two members of the Board of Directors. The Committee will determine which of the eligible key employees of the Company and its Related Companies (as hereinafter defined) to whom, and the time or times at which, Long-Term Incentive Awards will be granted under the Plan, and the other conditions of the grant of the Long-Term Incentive Awards. The provisions and conditions of the grants of Long-Term Incentive Awards need not be the same with respect to each grantee or with respect to each Long-Term Incentive Award.

  The Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Long-Term Incentive Awards granted hereunder by the Committee will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers, the affected employees of the Company and/or its Related Companies, and any participant or former participant under the Plan, as well as their respective successors in interest.

SECTION 3. ELIGIBILITY

  The Chief Executive Officer, the President (if any), each executive officer and such other senior officers of the Company as the Committee may designate (the executive officers and designated senior officers, together "Eligible Officers") will be eligible to participate in the Plan, but no individual will have a right to participate. Long-Term Incentive Awards may be granted to such Eligible Officers of the Company and its Related Companies as determined in the sole discretion of the Committee. The term "Related Company" or "Related Companies" will mean any corporation or business organization in which the Company owns, directly or indirectly, during the relevant time, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the other entity's financial results to be consolidated with the Company's financial results for financial reporting purposes.

SECTION 4. GRANTS OF LONG-TERM INCENTIVE AWARDS

    (a) Annual Selection by the Committee of Participants. Annually, participants will be selected within 90 days after the beginning of a three-year performance period ("Performance Period") in accordance with
  Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Following such selection by the

  Committee, the Chief Executive Officer will advise such Eligible Officers that they are participants in the Plan for a Performance Period. Each Performance Period will be of three years duration and will commence on the first day of January of the applicable year. A new three-year Performance Period will commence each year.

    (b) Calculation of Performance Incentive Base. Annually, within 90 days after the beginning of a Performance Period, the Committee will calculate the participant's Performance Incentive Base for that Performance Period. The Performance Incentive Base will be the participant's salary grade midpoint at the time of notification, times a percentage predicated upon the participant's relative responsibility level within the Company. The percentage will be progressively higher for correspondingly higher levels of responsibility within the Company. Once the Performance Incentive Base (i.e., the employee's salary grade midpoint and the applicable percentage) is determined at the commencement of each Performance Period, that Performance Incentive Base will not change for that Performance Period.

SECTION 5. PERFORMANCE CRITERIA

  Performance will be measured based upon two or more objective criteria for each Performance Period. Criteria will be measured annually over the three-year Performance Period. Within 90 days of the beginning of a Performance Period, the Committee shall specify which of the following criteria will apply during such Performance Period, together with those factors related to such criteria as are noted below as well as any applicable matrices, schedules or formulae applicable to weighting of such criteria in determining performance:

    (a) Growth in Unit Case Sales. The annual compound "growth in Unit Case Sales" will mean the growth in the number of cases of 24 8 oz. (U.S.) servings sold during a year compared to the number sold in the previous year, as determined by the Controller.

    (b) Operating Profit Margin. "Operating Profit Margin" for a calendar year will be determined by the Controller using the following formula: consolidated operating profit as a percent of consolidated revenues excluding Company-owned bottling operations and after adjustment for deviations from budgeted exchange rates.

    (c) Share of Sales. "Share of Sales" will be determined by the Controller using the following formula: percent of the total unit case volume for the soft-drink category (or such other category or categories as the Committee specifies at the time it selects the criterion for a Performance Period) of the commercial beverages industry.

    (d) Growth in Economic Profit. "Growth in Economic Profit" shall be determined for each calendar year in accordance with the definition of Economic Profit provided by the Controller and approved by the Committee within 90 days of the start of the Performance Period in which it would apply. At such time, the Committee may, but is not obligated to, specify an independent inflation/deflation index and/or exchange rate index that will be applied to the calculation of Economic Profit to eliminate any effect of inflation and/or exchange rates on the calculation of Economic Profit.

SECTION 6. AWARD DETERMINATION

  Awards will be determined after the close of each Performance Period, based upon measures established by the Committee in accordance with Section 5 of this Plan.

  In no event will any Long-Term Incentive Award to a participant for any Performance Period exceed the amount of $3,500,000, excluding interest on any Contingent Award, deferred Vested Cash Award or deferred Contingent Award.

  The Committee may, in its sole discretion, reduce the amount of any Long-Term Incentive Award or refuse to pay any Long-Term Incentive Award.

SECTION 7. PAYMENT OF LONG-TERM INCENTIVE AWARDS

    (a) Conditions to Payment of Long-Term Incentive Awards. Prior to the payment of any Long-Term Incentive Award, the Committee will certify the performance under the applicable criteria. In addition, no Long-Term Incentive Award will be payable pursuant to this Plan until share-owner approval of the Plan (within the meaning of Code Section 162(m)) has been received. Long-Term Incentive Awards are subject to forfeiture as provided below.

    (b) All Payments Are In Cash. Long-Term Incentive Awards will be paid in cash, at the times provided in Section 7 (c) and portions of awards are subject to forfeiture until paid, as provided below.

    (c) Timing of Payment of Long-Term Incentive Awards. Long-Term Incentive Awards will be paid in two installments as provided in subsections (c) (1) and (c) (2) below except as otherwise provided in this Plan.

      (1) The Vested Cash Award. One-half of the Long-Term Incentive Award (the "Vested Cash Award") will be paid in cash to each participant within sixty days after the date on which the Committee certifies the criteria and makes the Long-Term Incentive Award. The date on which the certification is made is called the "Award Certification Date" in this Plan.

      (2) Contingent Award. The second half of the Long-Term Incentive Award is referred to herein as the "Contingent Award." The Contingent Award, plus interest at the Applicable Interest Rate (as defined below) thereon from the Award Certification Date, will be paid in cash to each participant within sixty days after the expiration of the second year following the end of the final year of the applicable Performance Period, provided that such Contingent Award has not been forfeited as set forth in the following sentence. The Contingent Award will be forfeited to the Company (unless the Committee in its sole discretion otherwise determines) if, within two years from the end of the Performance Period, the participant terminates his or her employment with the Company (for reasons other than death, leave of absence, retirement or disability, as such events may be defined by the Committee). If a participant retires, is granted a leave of absence, becomes disabled or dies after the end of the Performance Period but prior to the expiration of such two-year period, the participant or his or her estate shall be entitled to receive the whole Contingent Award, with interest accruing only through and including the date of such event, within 60 days of the date of such event.

    (d) Deferral of Vested Cash Awards or Contingent Awards. All Vested Cash Awards will be paid in cash at the time prescribed in subparagraph (c)(1) above, unless the Committee has received and, in its sole discretion, approved a request to defer payment of the Vested Cash Award. All Contingent Awards will be paid in cash at the time prescribed in subparagraph (c)(2) above, unless the Committee has received and, in its sole discretion, approved a request to defer payment of the Contingent Award. Committee approval of a request to defer payment of a Vested Cash Award or a Contingent Award must be granted no later than the last day of the second year of the Performance Period. All requests to defer payments of a Vested Cash Award or a Contingent Award, must specify an election as to the timing for receipt of the deferred amounts, from among the following options:

      (1) full cash payment at a date not less than one year from the Award Certification Date nor more than one year after the date of retirement,

      (2) equal annual installments over a period not to exceed fifteen years, commencing not less than one year from the date of retirement, or

      (3) full cash payment upon retirement.

  Any amounts deferred will bear interest from the Award Certification Date. Notwithstanding any election to defer a Vested Cash Award or a Contingent Award, in the event of a participant's death, all amounts elected to be deferred will be paid in full to the executor or administrator of a participant's estate within a reasonable time after notice to the Committee of such participant's death.

    (e) Applicable Interest Rate. Contingent Awards and deferred Vested Cash Awards will bear interest calculated at a rate, called the "Applicable Interest Rate," determined pursuant to rules promulgated by the Committee, provided that in no event may the Applicable Interest Rate constitute interest which is "above-market" as set forth in Item 402 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission.

    (f) Withholding for Taxes. The Company will have the right to deduct from all Long-Term Incentive Award payments any taxes required to be withheld with respect to such payments.

    (g) Payments to Estates. Long-Term Incentive Awards and earnings thereon, if any, to the extent that they are due to a participant pursuant to the provisions hereof and which remain unpaid at the time of the participant's death, will be paid in full to the participant's estate.

SECTION 8. TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

    (a) For Reasons Other Than Retirement, Leave of Absence, Disability or Death. If the participant's employment by the Company or a Related Company terminates for any reason (other than retirement, leave of absence, disability or death) during any Performance Period, the Committee may in its discretion determine that the participant will not be entitled to any Long-Term Incentive Award for that Performance Period; otherwise the participant will receive a prorated Long-Term Incentive Award calculated in accordance with Section 8(c). Generally, the Committee will use its negative discretion so that those participants who choose to leave the Company during a Performance Period will receive no Long-Term Incentive Award for such Performance Period.

    (b) For Retirement, Leave of Absence, Disability or Death. If a participant's employment with the Company or a Related Company terminates during a Performance Period because of retirement, leave of absence, disability or death during any Performance Period, the participant (or his or her estate in the event of death) will be entitled to a prorated Long-Term Incentive Award calculated in accordance with Section 8(c).

    (c) Calculation and Payment of Prorated Long-Term Incentive Awards for Termination During a Performance Period. Any prorated Long-Term Incentive Award to be paid in accordance with Section 8 (a) or (b) will be calculated as if the Performance Period ended on the last day of the year in which the participant's employment terminated. The Committee will certify performance based upon the applicable criteria as if the Performance Period has ended. The portion of the Long-Term Incentive Award to be paid to the participant or his or her estate would then be determined by multiplying the Long-Term Incentive Award amount times a fraction, the numerator of which will be the number of months of the Performance Period that elapsed prior to the termination of employment (rounding up to the next whole number) and the denominator of which will be 36. The prorated amount would be paid within sixty days after the Award Certification Date for such prorated Long-Term Incentive Award. Such prorated amount will be paid in a lump sum so that there will be no Contingent Award owing to the participant or his or her estate and no ability to defer payment of such prorated Long-Term Incentive Award.

SECTION 9. AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

  The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Long-Term Incentive Award granted hereunder so long as share-owner approval has been obtained if required by Code Section 162(m). No amendment, termination or modification of the Plan may in any manner affect Long-Term Incentive Awards theretofore granted without the consent of the participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Long-Term Incentive Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such Long-Term Incentive Award.

SECTION 10. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Georgia and construed in accordance therewith.

SECTION 11. EFFECT ON BENEFIT PLANS

  Long-Term Incentive Awards will be included in the computation of benefits under the Employee Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift and Investment Plan, subject to all applicable laws and in accordance with the provisions of those plans.

  Long-Term Incentive Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

SECTION 12. CHANGE IN CONTROL

  If there is a Change in Control (as hereinafter defined) while the Plan remains in effect, then

    (a) each participant's Long-Term Incentive Awards accrued through the date of such Change in Control for each Performance Period then in effect automatically will become nonforfeitable on such date,

    (b) the Committee immediately after the date of such Change in Control will determine each participant's Long-Term Incentive Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control, and such determination will be made based on a formula established by the Committee which computes such Long-Term Incentive Award using (1) actual performance data for each full Plan Year in each Performance Period for which such data is available and (2) projected data for each other Plan Year, which projection will be based on a comparison (for the Plan Year which includes the Change in Control) of the actual performance versus budgeted performance for each criteria applicable to the Long-Term Incentive Award for the full calendar months (in such Plan Year) which immediately precede the Change in Control, multiplied by (3) a fraction, the numerator of which will be the number of full calendar months in each such Performance Period before the date of the Change in Control and the denominator of which will be thirty-six,

    (c) each participant's accrued Long-Term Incentive Award (as determined under Section 12(b) and his then unpaid Vested Cash Award and Contingent Award(s) under Section 7 (computed with interest at the weighted prime rate at SunTrust Bank, Atlanta, accrued on such Long-Term Incentive Awards under
  Section 7 through the date of such Change in Control but in no event constituting an "above-market" rate of interest as set forth in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (or any successor provision) will be paid to him in a lump sum in cash promptly after the date of such Change in Control in lieu of any other additional payments under the Plan for the related Performance Periods, and

    (d) any federal golden parachute payment excise tax paid or payable under
  Section 4999 of the Code, or any successor to such Section, by a participant for his taxable year for which he reports the payment made under Section 12(c) on his federal income tax return will be deemed attributable to such payment under Section 12(c), and the Company promptly on written demand from the participant (or, if he is dead, from his estate) will pay to him (or, if he is dead, to his estate) an amount equal to such excise tax.

  A "Change in Control" for purposes of this Section 12 will mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on January 1, 1999, provided that such a change in control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on January 1, 1999) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

                                                                      EXHIBIT B

                     EXECUTIVE PERFORMANCE INCENTIVE PLAN

                           OF THE COCA-COLA COMPANY

               as amended and restated effective April 21, 1999

                               I. PLAN OBJECTIVE

  The purpose of the Executive Performance Incentive Plan of
The Coca-Cola Company is to promote the interests of The Coca-Cola Company by providing additional incentive for participating executive and senior officers who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth and profitability and efficient operation of the Company.

                                II. DEFINITIONS

  The terms used herein will have the following meanings:

    a. "Plan" means this Executive Performance Incentive Plan of
  The Coca-Cola Company.

    b. "Code" means the Internal Revenue Code of 1986, as amended.

    c. "Company" means The Coca-Cola Company and any corporation or other business organization in which the Company owns, directly or indirectly, at least 20% of the voting stock or capital.

    d. "Board of Directors" means the Board of Directors of The Coca-Cola Company.

    e. "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof consisting of not less than two members of the Board of Directors.

    f. "Opportunity" will have the meaning set forth in Section V(a) hereof.

    g. "Award" means an award, with adjustments (if any), paid pursuant to the provisions of the Plan.

    h. "Plan Year" means the 12 month period beginning January 1 and ending December 31.

    i. "Participant" means an executive or senior officer who is selected for participation by the Committee.

                        III. ADMINISTRATION OF THE PLAN

  The Committee will have full power and authority to interpret and administer the Plan in accordance with the rules and determinations adopted by it.

                                IV. ELIGIBILITY

  Eligibility for participation in the Plan is limited to executive officers who are selected in the sole discretion of the Committee. No person will be automatically entitled to participate in the Plan in any Plan Year. Any person who has been designated a Participant for a particular Plan Year will be ineligible to participate in the Annual Performance Incentive Plan of the Company for such Plan Year.

  The fact that an executive or senior officer has been designated eligible to participate in the Plan in one Plan Year does not assure that such officer will be eligible to participate in any subsequent year. The fact that an executive officer participates in the Plan for any Plan Year does not mean that such officer will receive an Award in any Plan Year.

  The Committee will determine an executive or senior officer's participation in the Plan prior to the time when substantial services as an executive or senior officer relating to the Plan Year are rendered. In the case of an employee who becomes an executive or senior officer after the commencement of the Plan Year, the Committee will determine whether the employee will become a Participant for the Plan Year during which he became an executive or senior officer.

                           V. DETERMINATION OF GOALS

  a. Within 90 days after the beginning of each Plan Year, the Committee will determine a dollar amount for each Participant which will represent a percentage of the Participant's annual salary and level of responsibility (the "Opportunity") for that Plan Year. The Opportunity cannot be increased for the Plan Year. The Committee will also, at the time the Opportunity is determined, construct a matrix in which one axis will consist of volume growth as compared to budget and the other axis will consist of the change in earnings per share of the Common Stock of The Coca-Cola Company from the immediately prior Plan Year to the current Plan Year. These factors are given approximate equal weight. The Committee will construct a matrix pairing volume growth, although the actual targets for performance may vary, for each of (i) the Company as a whole, and (ii) other operating groups of the Company as specified by the Committee in each case, with earnings per share change. For each matrix, the intersection of axes on each matrix will be a percentage which will be multiplied against the Opportunity.

  In the event that a Participant is assigned an Opportunity following the time at which Opportunities are normally established for the Plan Year due to placement in an executive or senior position after the start of the Plan Year, the Committee will adopt a matrix with respect to such Opportunity. Volume growth and earnings per share gain under the matrix will be determined by comparing (1) volume and earnings per share for the period commencing on the first day of the calendar month in which the Participant becomes an executive or senior officer and ending on the last day of the Plan Year, to (2) volume and earnings per share for the same calendar months during the preceding Plan Year.

  After completion of the Plan Year, volume growth, operating profit and earnings per share will be calculated for the Company and for operating groups as required for the appropriate period, and applied to the appropriate matrices. The resulting percentage will then be multiplied against the Opportunity. The resulting dollar amount will be further adjusted by increasing the result by 5% if share of carbonated soft drink sales (as defined by the Committee at the time of its determination of Opportunities for the Plan Year) increased for the Company or the operating group covered by the grid by at least 1% and decreased by 5% if such share decreased by at least 1% of the prior share.

  For the Chief Executive Officer, the President (if any) and other executive officers with staff functions, the above-described calculations will be performed only on the matrix relating to the Company's consolidated results. For the executive or senior officers whose responsibilities fall under the specified operating groups of the Company, the Award will be determined 30% by the above calculation performed on the Company's consolidated results and 70% based on the results of the matrix for the relevant operating groups. Participants who change executive positions during the Plan Year and who retain the Opportunity initially set for them will have their Award determined by prorating the portion of the Award that would be derived under each applicable matrix for the portion of the year during which such matrix applies to the Participant. If a matrix does not exist with respect to the Participant's new executive or senior position, the portion of his Award relating to the new position will be determined with reference to the matrix for the Company's consolidated results.

  b. Attainment of performance goals for a particular Plan Year will be certified by the Committee and Awards will be paid for such Plan Year at such time following the end of the Plan Year as will be determined by the Committee. The date on which the Committee certifies the attainment of performance goals and determines the Awards is called the "Award Certification Date."

                           VI. LIMITATION ON AWARDS

  No Award for any Plan Year to a Participant will exceed $3,000,000.

                       VII. METHOD OF PAYMENT OF AWARDS

  All Awards will be paid in cash within 60 days of the Award Certification Date unless the Committee has, no later than the grant of an Award, received and, in its sole discretion, approved a request by a Participant to defer receipt of any Award in accordance with the following options:

    a. An option to receive full cash payment at a date, specified in the request, not less than one year from the date of the Award nor more than one year after the Participant's date of retirement; or

    b. An option to receive the Award in equal annual installments over a period, specified in the request, of not more than 15 years, such period commencing not less than one year from the Award Certification Date nor more than one year after the Award Certification Date.

  Any request to defer receipt of an Award will specify the particular option chosen. Any amount deferred in accordance with the above options will bear interest at the prime rate of SunTrust Bank, Atlanta as in effect from time to time from the date on which Awards which have not been deferred in accordance with this Section VII are paid to the date of payment, but interest will in no case constitute interest which is "above-market" as set forth in Item 402 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission.

  The Company will have the right to deduct from any payment, in whole or in part, of an Award, any taxes required to be withheld with respect to such payment.

  A Participant who retires, is granted a leave of absence or whose employment is otherwise terminated prior to the end of such Plan Year will have his Award pro-rated to reflect his actual term of service. The Committee, in its sole discretion, may reduce or refuse to pay such pro-rated Award.

  Awards and interest thereon, if any, which are due to a Participant and which remain unpaid at the time of his or her death will be paid in full to the executor or administrator of such Participant's estate within 90 days from the date of the Participant's death.

                         VIII. EFFECT ON BENEFIT PLANS

  Awards will be included in the computation of benefits under the Employee Retirement Plan, Overseas Retirement Plan and other retirement plans maintained by the Company under which the Participant may be covered and the Thrift and Investment Plan, subject to all applicable laws and in accordance with the provisions of those plans.

  Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

                      IX. DETERMINATIONS OF THE COMMITTEE

  The Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder by the Committee will be final and conclusive for all purposes and upon all persons including, but without limitation, the Participants, the Company, the Committee, the Board of Directors, the officers, the affected employees of the Company and their respective successors in interest. The Committee has full discretion to reduce the amount of any Award or to refuse to pay any Award.

                         X. AMENDMENT AND TERMINATION

  The Board or the Committee may terminate the Plan at any time. From time to time the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, including the adoption of amendments deemed necessary or desirable to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder, so long as share-owner approval has been obtained if required by Code Section 162(m). No amendment, termination or modification of the Plan may in any manner affect Awards theretofore granted without the consent of the Participant unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted, but in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to such Award.

                              XI. APPLICABLE LAW

  The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Georgia and construed accordingly.

                            XII. CHANGE IN CONTROL

  Except as set forth herein, the Committee has no obligation to pay any amounts under the Plan to a Participant who leaves the employ of the Company prior to the end of the Plan Year for any reason. If there is a Change in Control (as defined in this Section XII) at any time during a Plan Year, the Committee promptly will determine the Award which would have been payable to each Participant under the Plan for such Plan Year if he had continued to work for the Company for such entire year and all goals established under Section V had been met in full for such Plan Year, and such Award multiplied by a fraction, the numerator of which will be the number of full calendar months he is an employee of the Company during such Plan Year and the denominator of which will be 12 or the number of full calendar months the Plan is in effect during such Plan Year, whichever is less. The payment of a Participant's nonforfeitable interest in his Award under this Section XII will be made in cash as soon as practicable after his employment by the Company terminates or as soon as practicable after the end of such Plan Year, whichever comes first.

  A "Change in Control," for purposes of this Section XII, will mean a change in control of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on January 1, 1999, provided that such a change in control will be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act as in effect on January 1, 1999) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which its stock will be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control will be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

                                                                      EXHIBIT C

                             THE COCA-COLA COMPANY

                            1999 STOCK OPTION PLAN

SECTION 1. PURPOSE

  The purpose of The Coca-Cola Company 1999 Stock Option Plan (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

SECTION 2. DEFINITIONS

  "Business Day" means a day on which the New York Stock Exchange is open for securities trading.

  "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 ("1934 Act") as in effect on January 1, 1999, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the KO Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

  "Committee" means a committee appointed by the Board of Directors in accordance with the Company's By-Laws from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Stock Option Subcommittee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 under the 1934 Act, or any successor rule or regulation.

  "Disabled" or "Disability" means the optionee meets the definition of "disabled" under the terms of the Company's Long Term Disability Income Plan in effect on the date in question, whether or not the optionee is covered by such plan.

  "ISO" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

  "KO Common Stock" means The Coca-Cola Company Common Stock, par value $.25 per share.

  "Majority-Owned Related Company" means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock of capital on the date an Option is granted.

  "NSO" means a stock option that does not constitute an ISO.

  "Options" means ISOs and NSOs granted under this Plan.

  "Related Company" or "Related Companies" means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

  "Retire" means to enter Retirement.

  "Retirement" means an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees, the terms of the Employee Retirement Plan (the "ERP"), whether or not the employee is covered by the ERP.

SECTION 3. OPTIONS

  The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6.

SECTION 4. ADMINISTRATION

  The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

  The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees of the Company and/or its Related Companies, optionees and the respective successors in interest of any of the foregoing.

SECTION 5. STOCK

  The KO Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued KO Common Stock or from the Company's treasury shares. The total number of shares of KO Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 120,000,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with Section 5 and Section 11. KO Common Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan.

SECTION 6. ELIGIBILITY

  Options may be granted to employees of the Company and its Majority-Owned Related Companies. No employee shall be granted the right to acquire, pursuant to Options granted under the Plan, more than 5 % of the aggregate number of shares of KO Common Stock originally authorized under the Plan, as adjusted pursuant to Section 11. Also, the Committee may grant Options to particular employee(s) of a Related Company, who within the past eighteen (18) months were employee(s) of the Company or a Majority-Owned Related Company, and in rare instances to be determined by the Committee in its sole discretion, employees of a Related Company who have not been employees of the Company or a Majority-Owned Related Company within the past eighteen (18) months.

SECTION 7. AWARDS OF OPTIONS

  Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

    (a) Option Price. The option price shall be 100% of the fair market value of the KO Common Stock on the date of grant. The fair market value of a share of KO Common Stock shall be the average of the high and low market prices at which a share of KO Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing.

    (b) Payment. The option price shall be paid in full at the time of exercise, except as provided in the next sentence. If an exercise is executed by Merrill Lynch, Pierce, Fenner & Smith using the cashless method, the exercise price shall be paid in full no later than the close of business on the third Business Day following the exercise.

    Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of KO Common Stock owned for at least six (6) months by the optionee.

    The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of KO Common Stock.

    If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of KO Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

    (c) Exercise May Be Delayed Until Withholding is Satisfied. The Company may refuse to exercise an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

    (d) Duration of Options. The duration of Options shall be determined by the Committee, but in no event shall the duration of an ISO exceed ten (10) years from the date of its grant or the duration of an NSO exceed fifteen
  (15) years from the date of its grant.

    (e) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time, including vesting provisions; provided, however, that, except in the event of a Change in Control or the Disability or death of the optionee, no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of the holder thereof.

    (f) ISOs. The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

    The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the KO Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee. If any subsidiary or Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

SECTION 8. NONTRANSFERABILITY OF OPTIONS

  No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

SECTION 9. EFFECT OF TERMINATION OF EMPLOYMENT, OTHER CHANGES OF EMPLOYMENT OR
           EMPLOYER STATUS, DEATH, RETIREMENT OR A CHANGE IN CONTROL

--------------------------------------------------------------------------------------------------------
     EVENT                     IMPACT ON VESTING                  IMPACT ON EXERCISE PERIOD
--------------------------------------------------------------------------------------------------------
  Employment terminates        All options become immediately      Option expiration date provided
  upon Disability              vested                              in grant continues to apply
--------------------------------------------------------------------------------------------------------
  Employment terminates        Option held at least 12 full        Option expiration date provided
  upon Retirement              calendar months become              in grant continues to apply
                               immediately vested; options held
                               less than 12 full calendar months
                               are forfeited
--------------------------------------------------------------------------------------------------------
  Employment terminates        All options become immediately      Right of executor, administrator
  upon death                   vested                              of estate (or other transferee
                                                                   permitted by Section 8)
                                                                   terminates on earlier of (1) 12
                                                                   months from the date of death,
                                                                   or (2) the expiration date
                                                                   provided in the Option
--------------------------------------------------------------------------------------------------------
  Employment terminates        All options become immediately      Option expiration date provided
  upon Change in Control       vested                              in grant continues to apply

--------------------------------------------------------------------------------------------------------
  Termination of employment    Unvested options are forfeited      Expires upon earlier of 6 months
  for other reasons (Optionees                                     from termination date or option
  should be aware that the                                         expiration date provided in grant
  receipt of severance does
  not extend their termination
  date)
--------------------------------------------------------------------------------------------------------
  US military leave            Vesting continues during leave      Option expiration date provided
                                                                   in grant continues to apply
--------------------------------------------------------------------------------------------------------
  Eleemosynary service         Committee's discretion              Committee's discretion
--------------------------------------------------------------------------------------------------------
  US FMLA leave of             Vesting continues during leave      Option expiration date provided
  absence                                                          in grant continues to apply
--------------------------------------------------------------------------------------------------------
  Company investment in        Unvested options are forfeited      Expires upon earlier of 6 months
  optionee's employer falls                                        from termination date or option
  under 20% (this constitutes                                      expiration date provided in grant
  a termination of employment
  under the Plan, effective
  the date the investment
  falls below 20%)
       OR
  employment is transferred
  to an entity in which the
  Company's ownership interest
  is less than 20%
--------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
          EVENT                     IMPACT ON VESTING             IMPACT ON EXERCISE PERIOD
---------------------------------------------------------------------------------------------------
  Employment transferred to       Vesting continues after       Option expiration date provided
  to Related Company              transfer                      in grant continues to apply
---------------------------------------------------------------------------------------------------
  Death after employment has      Not applicable                Right of executor, administrator
  terminated but before                                         of estate (or other transferee
  option has expired (note                                      permitted by Section 8) terminates
  that termination of                                           on earlier of (1) 12 months from
  employment may have                                           the date of death, or (2) the
  resulted in a change to                                       Option expiration that applied
  the original option expiration                                at the date of death (note that
  date provided in the grant)                                   termination of employment may
                                                                have resulted in a change to the
                                                                original option expiration date
                                                                provided in the grant)
---------------------------------------------------------------------------------------------------

  In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that options unvested will expire and the option exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise in which case it may specify what provisions it deems appropriate in its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

  Notwithstanding the foregoing provisions, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) outstanding Options. However, no Option can have a term of more than fifteen years.

SECTION 10. NO RIGHTS AS A SHARE OWNER

  An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any KO Common Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such KO Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such KO Common Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of KO Common Stock acquired pursuant to the Option.

SECTION 11. ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

  In the event there is any change in the shares of KO Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of KO Common Stock available for Options as well as the number of shares of KO Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

SECTION 12. AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

  The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section

16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of KO Common Stock be allocated to the Plan or any outstanding option be repriced or replaced without share-owner approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

  No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until February 18, 2009 or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the 120,000,000 shares of KO Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board or by the Committee.

SECTION 13. GOVERNING LAW

  The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                      [RECYCLED PAPER LOGO APPEARS HERE]

                   (THE COCA-COLA COMPANY LOGO APPEARS HERE)

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                          OF THE COCA-COLA COMPANY
O
X    The undersigned, having received the Notice of Annual Meeting and Proxy
Y    Statement, hereby (i) appoints Herbert A. Allen, Paul F. Oreffice and
     James B. Williams, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs SunTrust Bank, Atlanta, Trustee under the Lansing Matched Employee Savings and Investment Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 1999 Annual Meeting of Share Owners to be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 21, 1999, at 9:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 1999 Annual Meeting and any adjournments or postponements thereof.

       Election of Directors:
         Nominees (terms expiring in 2002):
           (1) Cathleen P. Black, (2) Warren E. Buffett, (3) M. Douglas Ivester and (4) Susan B. King.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE      -----------
     APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK    SEE REVERSE
     ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD        SIDE
     OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR    -----------
     SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
 -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


            ANNUAL MEETING OF SHARE OWNERS OF THE COCA-COLA COMPANY


   =======================================================================
                                    AGENDA

  . Election of four Directors
  . Reapproval of the Company's Long-Term Performance Incentive Plan
  . Reapproval of the Company's Executive Performance Incentive Plan
  . Approval of the Company's 1999 Stock Option Plan
  . Ratification of the appointment of Ernst & Young LLP as independent auditors
  . Transaction of such other business as may properly come before the meeting
   =======================================================================

 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ON THE REVERSE SIDE.

--------------------------------------------------------------------------------
                                                 (ADMISSION TICKET ON REVERSE)
                (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE PLAYHOUSE THEATRE:

From Baltimore, the Delaware Memorial Bridge or downstate Delaware:
  Take I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue." From right lane take Exit 7 onto Adams Street. At the third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. The Playhouse Theatre is on the right in the Du Pont Building.

From Commodore Barry Bridge (New Jersey), or Philadelphia on I-95 South, or I-476 (The Blue Route), or Route 202 (if traveling Route 202, follow
Route 202 to intersection with I-95 South):
  Follow I-95 South to Exit 7A marked "Route 52, South Delaware Avenue" (11th Street). Follow exit road (11th Street) to intersection with Delaware Avenue marked "52 South, Business District." At Delaware Avenue intersection stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. The Playhouse Theatre is on the right in the Du Pont Building.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



   THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED
   HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5.
   -----------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
   -----------------------------------------------------------------------------

                 FOR  WITHHELD                              FOR  AGAINST ABSTAIN
1. Election of   [ ]    [ ]     2. Reapproval of the        [ ]    [ ]     [ ]
   Directors                       Long-Term Performance
   (see reverse)                   Incentive Plan, as
                                   amended

For, except vote withheld from  3. Reapproval of the        [ ]    [ ]     [ ]
the following nominee(s):          Executive Performance
                                   Incentive Plan, as
_______________________________    amended

                                4. Approval of the 1999     [ ]    [ ]     [ ]
                                   Stock Option Plan

                                5. Ratification of the      [ ]    [ ]     [ ]
                                   appointment of Ernst &
                                   Young LLP as independent
                                   auditors

   -----------------------------------------------------------------------------
                               SPECIAL ACTION |
                               ----------------
                                       Mark here to discontinue Annual
                                       Report mailing for this account
                                       (for multiple-account holders only)  [ ]
                               -------------------------------------------------
                               If available in the future,         Mark here
                               would you be interested in          if you plan
                               receiving your proxy                to attend
                               materials electronically?  [ ]      the Annual
                                                                   Meeting  [ ]
                               -------------------------------------------------
                               Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                               -------------------------------------------------

                               -------------------------------------------------
                               SIGNATURE(S)                                 DATE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE














                YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)


                                                 ADMISSION TICKET

                                                 ANNUAL MEETING OF SHARE OWNERS
                                                 OF THE COCA-COLA COMPANY

                                                 WEDNESDAY, APRIL 21, 1999
                                                 9:00 A.M., LOCAL TIME
                                                 THE PLAYHOUSE THEATRE
                                                 DU PONT BUILDING
                                                 10TH AND MARKET STREETS
                                                 WILMINGTON, DELAWARE

                   (THE COCA-COLA COMPANY LOGO APPEARS HERE)

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                          OF THE COCA-COLA COMPANY
O
X    The undersigned, having received the Notice of Annual Meeting and Proxy
Y    Statement, hereby (i) appoints Herbert A. Allen, Paul F. Oreffice and James
     B. Williams, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs
     (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) SunTrust Bank, Atlanta, Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, and/or (c) Oriental Bank & Trust, Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 1999 Annual Meeting of Share Owners to be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 21, 1999, at 9:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on matters which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 1999 Annual Meeting and any adjournments or postponements thereof.

       Election of Directors:
         Nominees (terms expiring in 2002):
           (1) Cathleen P. Black, (2) Warren E. Buffett, (3) M. Douglas Ivester and (4) Susan B. King.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE      -----------
     APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK    SEE REVERSE
     ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD        SIDE
     OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR    -----------
     SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
 -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


            ANNUAL MEETING OF SHARE OWNERS OF THE COCA-COLA COMPANY


   =======================================================================
                                    AGENDA

  . Election of four Directors
  . Reapproval of the Company's Long-Term Performance Incentive Plan
  . Reapproval of the Company's Executive Performance Incentive Plan
  . Approval of the Company's 1999 Stock Option Plan
  . Ratification of the appointment of Ernst & Young LLP as independent auditors
  . Transaction of such other business as may properly come before the meeting
   =======================================================================

 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ON THE REVERSE OR TO USE OUR TELEPHONE OR INTERNET VOTING SYSTEM.

     FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE
 -------------------------------------------------------------------------------

                                                 (ADMISSION TICKET ON REVERSE)
                (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE PLAYHOUSE THEATRE:

From Baltimore, the Delaware Memorial Bridge or downstate Delaware:
  Take I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue." From right lane take Exit 7 onto Adams Street. At the third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. The Playhouse Theatre is on the right in the Du Pont Building.

From Commodore Barry Bridge (New Jersey), or Philadelphia on I-95 South, or I-476 (The Blue Route), or Route 202 (if traveling Route 202, follow
Route 202 to intersection with I-95 South):
  Follow I-95 South to Exit 7A marked "Route 52, South Delaware Avenue" (11th Street). Follow exit road (11th Street) to intersection with Delaware Avenue marked "52 South, Business District." At Delaware Avenue intersection stay left, continuing on 11th Street. Follow 11th Street through four traffic lights. The Playhouse Theatre is on the right in the Du Pont Building.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



   THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED
   HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5.
   -----------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
   -----------------------------------------------------------------------------

                 FOR  WITHHELD                              FOR  AGAINST ABSTAIN
1. Election of   [ ]    [ ]     2. Reapproval of the        [ ]    [ ]     [ ]
   Directors                       Long-Term Performance
   (see reverse)                   Incentive Plan, as
                                   amended

For, except vote withheld from  3. Reapproval of the        [ ]    [ ]     [ ]
the following nominee(s):          Executive Performance
                                   Incentive Plan, as
_______________________________    amended

                                4. Approval of the 1999     [ ]    [ ]     [ ]
                                   Stock Option Plan

                                5. Ratification of the      [ ]    [ ]     [ ]
                                   appointment of Ernst &
                                   Young LLP as independent
                                   auditors

   -----------------------------------------------------------------------------
                               SPECIAL ACTION |
                               ----------------
                                       Mark here to discontinue Annual
                                       Report mailing for this account
                                       (for multiple-account holders only)  [ ]
                               -------------------------------------------------
                               If available in the future,         Mark here
                               would you be interested in          if you plan
                               receiving your proxy                to attend
                               materials electronically?  [ ]      the Annual
                                                                   Meeting  [ ]
                               -------------------------------------------------
                               Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                               -------------------------------------------------

                               -------------------------------------------------
                               SIGNATURE(S)                                 DATE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


Dear Share Owner:

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1. To vote over the Internet:
   . Log on to the Internet and go to the web site http://www.vote-by-net.com

2. To vote over the telephone:
   . On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683)
     24 hours a day, 7 days a week.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)


                                                 ADMISSION TICKET

                                                 ANNUAL MEETING OF SHARE OWNERS
                                                 OF THE COCA-COLA COMPANY

                                                 WEDNESDAY, APRIL 21, 1999
                                                 9:00 A.M., LOCAL TIME
                                                 THE PLAYHOUSE THEATRE
                                                 DU PONT BUILDING
                                                 10TH AND MARKET STREETS
                                                 WILMINGTON, DELAWARE